SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	x
Filed by a Party other than the Registrant	o
Check the appropriate box:
o Preliminary Proxy Statement	o Confidential, for Use of the Commission only(as permitted by Rule 14a-6(e)(2))
X Definitive Proxy Statement
o Definitive Additional Materials
o Soliciting Material Pursuant to Rule 14a-12

ALLEGIANT TRAVEL COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

x	No fee required.
o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
o	Fee paid previously with preliminary materials.
o
Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALLEGIANT TRAVEL COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Allegiant Travel Company:

NOTICE IS HEREBY GIVEN that the annual meeting of Shareholders of Allegiant Travel Company (the "Company") will be held at our company headquarters at 1201 N. Town Center Drive, Las Vegas, Nevada 89144 on Thursday, June 30, 2016 at 9:00 a.m. local time, for the following purposes:

(1) To elect Directors;

(2) To approve the 2016 Long-Term Incentive Plan (the "2016 LTIP");

(3) To ratify the selection by the audit committee of our board of directors of the firm of KPMG LLP as our     independent registered public accountants for the year ending December 31, 2016;

(4) To consider and vote on a shareholder proposal; and

(5) To transact such other business as may properly come before the meeting.

Holders of the Common Stock of record at the close of business on May 2, 2016 will be entitled to notice of and to vote at the meeting. A list of shareholders will be available at the annual meeting.

It is important that your shares be represented at the annual meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please vote your shares by signing and dating the accompanying proxy and returning it promptly in the enclosed postage paid reply envelope. You may also vote by telephone from the United States, or through the Internet, using the instructions on the proxy card. We encourage you to vote via telephone or the Internet to help save on postage costs. In addition, if you vote via the Internet, you may elect to have next year’s Proxy Statement and Annual Report delivered to you electronically. We encourage you to enroll in electronic delivery, as it is a cost-effective way for us to provide you with electronic versions of the proxy materials and annual reports.

By Order of the Board of Directors,

Jude I. Bricker,
Secretary
May 16, 2016
Las Vegas, Nevada

ALLEGIANT TRAVEL COMPANY
1201 N. TOWN CENTER DRIVE
LAS VEGAS, NEVADA 89144
(702) 851-7300

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 30, 2016

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our shareholders to be held on June 30, 2016, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Our annual meeting of shareholders will be held at our company headquarters at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, on Thursday, June 30, 2016, at 9:00 a.m. local time. This proxy statement and accompanying form of proxy will be first sent or given to our shareholders on or about May 16, 2016. Our annual report for the year ended December 31, 2015, is being sent to each shareholder of record along with this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, our shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the approval of our 2016 Long-Term Incentive Plan, ratification of our independent registered public accountants, and a shareholder proposal. In addition, our management will report on our performance during the 2015 year and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, May 2, 2016, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 16,528,170 shares of common stock outstanding. Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present.

How do I vote?

To vote, you may complete and return a written proxy card. You may also vote by telephone from the United States, or through the Internet, using the instructions on the proxy card. We encourage you to vote via telephone or the Internet to help save on postage costs. In addition, if you vote via the Internet, you may elect to have next year’s Proxy Statement and Annual Report delivered to you electronically. We encourage you to enroll in electronic delivery, as it is a cost-effective way for us to provide you with electronic versions of the proxy materials and annual reports.

You can also vote in person at the meeting, and submitting your voting instructions by proxy card will not affect your right to attend and vote.  “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes.  Even after you have voted by written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.  All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Allegiant Travel Company, 1201 N. Town Center Drive, Las Vegas, Nevada 89144, Attention: Jude Bricker, Secretary.

What are the recommendations of our board of directors?

Unless you give other instructions when voting, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote FOR election of the nominated slate of directors, FOR the approval of our 2016 Long-Term Incentive Plan, FOR the ratification of KPMG LLP as our independent registered public accountants, and AGAINST the shareholder proposal relating to accelerated vesting on executive equity awards.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?

Election of Directors.  Our By-Laws require that in an uncontested election, each director must be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event a nominee for director receives more “against” votes for his or her election than “for” votes, the board must consider such director’s resignation after consideration and a recommendation by the nominating committee. The majority voting standard does not apply in the event the number of nominees for director exceeds the number of directors to be elected. In those circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the annual meeting, will be elected.

With regard to the election of directors, the board intends to nominate the six persons identified as its nominees in this proxy statement. Because we have not received notice from any shareholder of an intent to nominate directors at the annual meeting, each of the directors must be elected by a majority of votes cast. For these purposes, abstentions and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.
Other Items.  To approve the 2016 Long-Term Incentive Plan, to approve the ratification of our independent registered public accountants, to approve the shareholder proposal, and for each other item, the resolution will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition of the resolution. Abstentions and broker non-votes are not considered as shares voting or as votes cast with respect to any such matter presented at the annual meeting. As a result, abstentions and broker non-votes will not have any effect on the proposals to approve the 2016 Long-Term Incentive Plan, the appointment of our independent registered public accountants, or the shareholder proposal seeking to prohibit accelerated vesting on executive equity awards in the event of a change in control.

Our management knows of no matter to be brought before the meeting other than the election of directors and those other items described in this proxy statement. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

How will proxies be solicited?

Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock.  We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

Yes.  This proxy statement and our annual report are available on our web site, www.allegiant.com.

STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table shows information known to us with respect to beneficial ownership of our common stock as of May 2, 2016, by (A) each director, (B) each of the executive officers named in the Summary Compensation Table beginning on page 23, (C) all executive officers and directors as a group and (D) each person known by us to be a beneficial owner of more than 5 percent of our outstanding common stock.

Each shareholder’s percentage ownership in the following table is based on 16,528,170 shares of common stock outstanding as of May 2, 2016 and treating as outstanding all options held by that shareholder and exercisable within 60 days of May 2, 2016.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Shareholders:
Maurice J. Gallagher, Jr. (1)	3,391,743	20.5%
T. Rowe Price Associates, Inc. (2)	1,497,969	9.1%
Renaissance Technologies, LLC (3)	1,263,100	7.6%
BlackRock, Inc. (4)	1,223,029	7.4%
The Vanguard Group (5)	1,016,817	6.2%

Named Executive Officers and Directors:
Maurice J. Gallagher, Jr. (1)	3,391,743	20.5%
Montie Brewer (6)	10,000	*
Gary Ellmer (7)	2,120	*
Linda A. Marvin (8)	4,000	*
Charles W. Pollard (9)	4,000	*
John Redmond (10)	24,250	*
Scott M. Allard (11)	11,108	*
Jude I. Bricker (12)	10,329	*
Scott Sheldon (13)	10,964	*
Gregory C. Anderson (14)	5,256	*
All executive officers and directors as a group (10 persons) (15)	3,473,770	21.0%

* Represents ownership of less than one percent.

1.
The address of Maurice J. Gallagher, Jr., is 1201 N. Town Center Drive, Las Vegas, Nevada 89144. These shares include 215,000 shares of common stock held by two entities controlled by Mr. Gallagher. The shares also include options to purchase 19,136 shares which are presently exercisable and 5,726 shares of restricted stock not yet vested. Of Mr. Gallagher's ownership, 800,000 shares are pledged under a line of credit agreement with a balance of less than 5 percent of the value of the pledged stock as of April 2016.

2.
Information is based on a Schedule 13G/Amendment No. 7 filed with the Securities and Exchange Commission on February 11, 2016, by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. The Schedule 13G/Amendment No. 7 reports that as of December 31, 2015, T. Rowe Price New Horizons Fund, Inc. (an investment company) has sole voting power over 1,092,900 shares and T. Rowe Price Associates, Inc. (an investment adviser) has sole voting power over 297,867 shares and sole dispositive power over 1,497,969 shares. The address of these beneficial owners is 100 E. Pratt Street, Baltimore, Maryland 21202.

3.
Information is based on a Schedule 13G/Amendment No. 2 filed with the Securities and Exchange Commission on February 11, 2016, by Renaissance Technologies, LLC ("RTC") and Renaissance Technologies Holdings Corporation ("RTHC"). The Schedule 13G/Amendment No. 2 reports that as of December 31, 2015, RTC (an investment adviser) and RTHC, by virtue of its majority ownership of RTC, have sole voting power over 1,256,735 shares, sole dispositive power over 1,260,921 shares and shared dispositive power over 2,179 shares. The address of these beneficial owners is 800 Third Avenue, New York, NY 10022.

4.
Information is based on a Schedule 13G/Amendment No. 6 filed with the Securities and Exchange Commission on January 25, 2016, by BlackRock, Inc. The Schedule 13G/Amendment No. 6 reports that as of December 31, 2015, BlackRock, Inc. has sole voting power over 1,197,598 shares and sole dispositive power over 1,223,029 shares which are owned by various subsidiaries of BlackRock, Inc. with no subsidiaries owning more than 5 percent of our outstanding common stock. The address of this beneficial owner is 55 East 52nd Street, New York, NY 10055.

5.
Information is based on a Schedule 13G/Amendment No. 2 filed with the Securities and Exchange Commission on February 10, 2016, by The Vanguard Group as an investment adviser. The Schedule 13G/Amendment No. 2 reports that as of December 31, 2015, The Vanguard Group beneficially owns the indicated shares with sole voting power over 28,759 shares, sole dispositive power over 988,258 shares and shared dispositive power over 28,559 shares. The address of this beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

6.	Includes 1,000 shares of restricted stock held by Mr. Brewer not yet vested as of the date of this proxy statement.

7.	Includes 1,000 shares of restricted stock held by Mr. Ellmer not yet vested as of the date of this proxy statement.

8.	Includes 1,000 shares of restricted stock held by Ms. Marvin not yet vested as of the date of this proxy statement.

9.	Includes 1,000 shares of restricted stock held by Mr. Pollard not yet vested as of the date of this proxy statement.

10.	Includes 1,000 shares of restricted stock held by Mr. Redmond not yet vested as of the date of this proxy statement.

11.	Includes 5,236 shares of restricted stock held by Mr. Allard not yet vested as of the date of this proxy statement and also includes options to purchase 2,596 shares which are presently exercisable.

12.	Includes 5,879 shares of restricted stock held by Mr. Bricker not yet vested as of the date of this proxy statement and also includes options to purchase 2,596 shares which are presently exercisable.

13.	Includes 5,879 shares of restricted stock held by Mr. Sheldon not yet vested as of the date of this proxy statement and also includes options to purchase 2,596 shares which are presently exercisable.

14.	Includes 3,010 shares of restricted stock held by Mr. Anderson not yet vested as of the date of this proxy statement.

15.	See footnotes 1, 6-14.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding options, warrants and other rights to acquire equity securities under our equity compensation plans as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)

Equity compensation plans approved by security holders (3)	48,781	$86.65	1,145,540

1.
The shares shown as being issuable under equity compensation plans approved by our security holders excludes unvested restricted stock awards of 82,957 as all restricted stock awards are deemed to have been issued, and excludes all outstanding stock appreciation rights ("SARs") which are settled in cash.

2.
The shares shown as remaining available for future issuance under equity compensation plans are reduced for cash-settled SARs. Although these cash-settled SARs will not result in the issuance of shares, the number of cash-settled SARs reduces the number of shares available for other awards.

3.	There are no securities to be issued under any equity compensation plans not approved by our security holders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to transactions during 2015 through the date of this statement, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10 percent of our equity securities have been complied with except that director John Redmond was one day late reporting a sale of 1,500 shares and we were one month late in reporting the automatic grants of restricted stock to our outside directors upon the date of our 2015 annual shareholders meeting. An investment adviser and related investment company have had voting or dispositive authority over more than 10 percent of our stock during parts of 2015. This 10 percent owner did not file any reports on Form 4 or Form 5 during 2015, but its filings with the Securities and Exchange Commission expressly state that its filings shall not be construed as an admission that the shareholder has beneficial ownership of the securities reflected in its reports.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our by-laws provide that there shall be six directors. Each year, all members of our board of directors are to be elected.  All directors serve for a one-year term.

The following table sets forth certain information with respect to our board of directors as of May 2, 2016:

Name	Age	Position	Director Since (1)
Maurice J. Gallagher, Jr.	66	Chief Executive Officer, Chairman of the Board	2001
Montie Brewer (2) (3)	58	Director	2009
Gary Ellmer (3) (4)	62	Director	2008
Linda A. Marvin (3) (4)	54	Director	2013
Charles Pollard (2) (4)	58	Director	2009
John Redmond (2) (4)	57	Director	2007

1.	Each director serves for a one-year term with all directors being elected at each shareholders’ meeting.

2.	Member of the compensation committee.

3.	Member of the nominating committee.

4.	Member of the audit committee.

Nominees for Election as Directors

All of our directors are to be elected at this annual meeting. The nominating committee of our board of directors has recommended, and our board of directors has approved, the nomination of all existing board members for reelection for a one-year term expiring in 2017. Each elected director will hold office until his or her term expires and until his or her successor is duly elected and qualified.

In accordance with the provisions of our by-laws, each nominee has submitted his or her resignation from the board to become effective if the nominee receives more “against” votes than “for” votes and if the resignation is accepted by the board after consideration and recommendation by the nominating committee.

It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed.  If, for any reason, any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

Below are the principal occupations and business experience, for at least the past five years, of each nominee. In addition, we indicate below the experience and qualifications which led the board of directors to conclude that each person should serve on the board:

Maurice J. Gallagher, Jr. has been actively involved in the management of our company since he became our majority owner and joined our board of directors in 2001. He has served as our chief executive officer since 2003 and was designated chairman of the board in 2006. Prior to his involvement with Allegiant, Mr. Gallagher devoted his time to his investment activities, including companies which he founded. Mr. Gallagher was one of the founders of ValuJet Airlines, Inc. (the predecessor of  AirTran Holdings, Inc.) and served as an officer and director of ValuJet from its inception in 1993 until 1997. From 1983 until 1992, Mr. Gallagher was a principal owner and executive of WestAir Commuter Airlines.

As the founder of our business strategy and as our chief executive officer for the last 15 years, Mr. Gallagher provides invaluable strategic direction, innovation and experience to our board.

Montie Brewer was elected to our board in 2009. Mr. Brewer was elected to the board mid-term at the recommendation of our chief executive officer. Mr. Brewer served in senior management roles for Air Canada from 2002 until 2009, serving as its president and chief executive officer from December 2004 until 2009. Mr. Brewer served on the board of directors of Air Canada from 2002 until 2010. Prior to Air Canada, Mr. Brewer served as senior vice president-planning for United Airlines and previously worked at Northwest Airlines, Republic Airlines, Braniff and TransWorld Airlines, beginning his employment in the airline industry in 1981. Mr. Brewer served as an executive officer of United Airlines from 1988 until 2002. Mr. Brewer has also served as a director of Aer Lingus since January 2010.

Mr. Brewer’s prior experience as chief executive officer of Air Canada for more than four years, and his more than 28 years in management positions at multiple airlines, provide the background for a conclusion that he is a valuable addition to our board.

Gary Ellmer was elected to our board in 2008. Mr. Ellmer served in senior management positions for ATA Airlines from 2006 until February 2008, serving as chief operating officer from September 2007 until February 2008.  ATA filed for Chapter 11 bankruptcy protection in April 2008. Mr. Ellmer served as president and chief operating officer of Executive Airlines/American Eagle Caribbean from 2002 until 2006. From 1998 until 2002, he served in various officer positions for American Eagle Airlines, Business Express Airlines and WestAir Commuter Airlines.

Mr. Ellmer’s service as chief operating officer of three airlines, and more than 27 years of experience in the airline industry, provide significant experience with regard to airline operations to support a conclusion that he should continue to serve on our board.

Linda A. Marvin was elected to our board in 2013. Ms. Marvin served as chief financial officer of the Company from 2001 until 2007 and consulted with the Company on a part-time basis until May 2008. Since then, Ms. Marvin has dedicated her time to philanthropic activities and her private investments. She served as an officer of The Animal Foundation from January 2010 until January 2013 and served as its chairman from February 2013 until March 2016. She is also an active member of the United Way's Women's Leadership Council. From 1996 through 2001, Ms. Marvin held various management positions for Mpower Communications, including chief financial officer and senior vice president of finance. Prior to that, she was involved in the airline industry in various finance and accounting roles with Business Express/Delta Connection and with WestAir Commuter Airlines and earlier in her career, served as an audit manager with KPMG Peat Marwick.

Ms. Marvin’s experience as chief financial officer of the Company, and her background in the airline industry, add valuable knowledge to our board.

Charles W. Pollard was elected to our board in 2009. Mr. Pollard served in various executive positions for Omni Air International from 1997 until 2009, including as its president and chief executive officer from January 2007 until September 2008. Prior to his employment with Omni Air International, Mr. Pollard served in various executive positions for World Airways from 1987 until 1997, including as president and chief executive officer from 1993 to 1997. Mr. Pollard began his career as an attorney in the corporate practice group of Skadden, Arps, Slate, Meagher & Flom LLP from 1983 to 1987. Mr. Pollard has also served as a director of Air Partner, PLC from 2009 through 2014, and as a director of Aircastle Limited since June 2010.

Mr. Pollard’s experience as chief executive officer of both Omni Air International and World Airways, and his corporate law background, provide a skill set of particular value to our board.

John Redmond was originally elected to our board in 2007 and served until June 2013, when he resigned to assume a full-time commitment in Australia. After the completion of his commitment, he was once again designated to serve on the board in April 2014. From January 2013 until April 2014, Mr. Redmond served as managing director and chief executive officer of Echo Entertainment Group, Ltd., a gaming and hospitality company. From 2007 until January 2013, Mr. Redmond devoted his time to his private investments. Mr. Redmond served as president and chief executive officer of MGM Grand Resorts, LLC and a director of its parent company, MGM Mirage, from 2001 until 2007. Prior to that, he served as co-chief executive officer and a director of MGM Grand, Inc. from December 1999 to March 2001. He was senior vice president of MGM Grand Development, Inc. from 1996 to 1999. He served as vice-chairman of MGM Grand Detroit, LLC from 1998 to 2000 and chairman from 2000 until 2007. Prior to 1996, Mr. Redmond was senior vice president and chief financial officer of Caesars Palace and Sheraton Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc. Mr. Redmond has served as a director of Vail Resorts, Inc. since 2008 and served as director of Tropicana Las Vegas Hotel and Casino, Inc. from 2009 until June 2013 and of Echo Entertainment Group Limited from September 2011 until April 2014.

Mr. Redmond’s prior experience as chief executive officer of MGM entities and extensive prior experience with other resorts provide a travel industry perspective not shared by the other members of our board.  With the importance of ancillary revenue to our profitability and with the sale of hotel rooms being the largest individual component of our third party ancillary revenue, Mr. Redmond’s input is particularly valuable to our board.

Our board of directors recommends that shareholders vote FOR each of the nominees to our board of directors.  Please note that proxies cannot be voted for more than six directors.

Director Independence

Our board of directors has determined that all of our directors other than Maurice J. Gallagher, Jr. are independent under the rules of the Nasdaq Stock Market. As Mr. Gallagher does not serve on any of the board’s committees, all committee members are independent under the rules of the Nasdaq Stock Market.

Committees of the Board of Directors

We have a standing audit committee, compensation committee and nominating committee. Each committee has the right to retain its own legal and other advisors.

Audit Committee

The audit committee is currently comprised of Gary Ellmer, Linda Marvin, Charles Pollard and John Redmond, each of whom is independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. Linda Marvin has been identified as the audit committee financial expert and serves as the chairperson of the committee. Our audit committee met five times during the 2015 year, including action taken by the committee as a part of a full board meeting.

Our board of directors has adopted a charter for the audit committee setting forth the structure, powers and responsibilities of the audit committee. A copy of the audit committee charter can be found on our website at www.allegiant.com by clicking on “About Allegiant,” then “Investor Relations,” then “Corporate Governance” under which the “Committee Charters” are found. Pursuant to the charter, the audit committee will be comprised of at least three members appointed by the board of directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by applicable rules.
The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the auditors are independent of management.
Compensation Committee

The compensation committee is comprised of Messrs. Brewer, Pollard and Redmond, each of whom is a non-employee director and is independent under the Nasdaq Stock Market listing standards. Our compensation committee met four times during the 2015 year, including action taken by the committee as a part of full board meetings.

Our board of directors has adopted a charter for the compensation committee setting forth the structure, powers and responsibilities of the compensation committee. A copy of the charter of the compensation committee can be found on our website at www.allegiant.com by clicking on “About Allegiant,” then “Investor Relations,” then “Corporate Governance” under which the “Committee Charters” are found.
The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and certain other employees. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants, and administers our long-term incentive plan. Our chief executive officer and chairman of the board, Maurice J. Gallagher, Jr., provides input to the compensation committee in making compensation decisions for our other executive officers.

Nominating Committee

The nominating committee is authorized and empowered to submit to the entire board of directors for its approval, the committee’s recommendations for nominees to the board of directors. The nominating committee consists of Montie Brewer, Gary Ellmer and Linda Marvin. All of the current members of our nominating committee are independent under the rules of the Nasdaq Stock Market. Our nominating committee met one time during the 2015 year.

The responsibilities of the nominating committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of shareholders, and recommend nominees for any committee of the board. A copy of the charter of the nominating committee can be found on our website at www.allegiant.com by clicking on “About Allegiant,” then “Investor Relations,” then “Corporate Governance” under which the “Committee Charters” are found.
To fulfill its responsibilities, the nominating committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the nominating committee will evaluate each incumbent's continued service, in light of the board’s collective requirements, at the time such director comes up for reelection. When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The nominating committee will review the qualifications of each candidate. Final candidates will generally be interviewed by our chairman of the board and one or more other board members. The nominating committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information. Our board makes the final decision on whether to invite the candidate to join the board.
The nominating committee’s charter provides general qualifications nominees should meet. These qualifications include the following:

·
Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing experience in areas that are relevant to our business activities.

·
Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities, which would reasonably be expected to adversely affect his or her ability to perform the duties of a director.

·
A director should disclose the director’s consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director’s service to us. The nominating committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board. Current positions held by directors may be maintained unless the board determines that doing so would impair the director’s service to our board.

Any shareholder may nominate a person for election as a director at a meeting of shareholders at which the nominating shareholder is entitled to vote by following certain procedures. These procedures generally require that certain written information about the nominee and nominating shareholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting is released to shareholders in connection with the previous year’s annual meeting of shareholders.

In addition, the nominating committee will consider for inclusion in the board’s annual slate of director nominees, candidates recommended by significant, long-term shareholders. A significant long-term shareholder is a shareholder, or group of shareholders, that beneficially owned more than 5 percent of our voting stock for at least two years as of the date the recommendation was made, and at the record date for the shareholder meeting. In order for such a nominee to be considered for inclusion with the board’s slate, the nominating shareholder shall submit a timely nomination notice in accordance with the procedures above. The nominating shareholder should expressly indicate in the notice that such shareholder desires that the board and nominating committee consider the shareholder’s nominee for inclusion with the board’s slate of nominees for the meeting. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating committee request in connection with their evaluation of the nominee.

A shareholder nominee submitted for inclusion in the board’s slate of nominees should meet the criteria for a director described above. In addition, in evaluating shareholder nominees for inclusion in the board’s slate of nominees, the board and nominating committee may consider all information relevant, in their business judgment, to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board. The nominating committee would expect to use the same procedures to evaluate nominees for director whether recommended by a shareholder or recommended by another source.  To date, we have not received any board nominee recommendations from shareholders.

Our board has determined that we are benefited by having a small board with directors with substantial relevant industry experience. The board does not anticipate any imminent changes to the composition of the board, but expects the nominating committee to consider diversity as well as relevant industry experience in identifying nominees for director in the future.

The nominating committee continues to evaluate its policies and procedures regarding shareholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.

Meetings of our Board of Directors

Our board of directors met seven times during the 2015 year. Each of our incumbent directors attended at least 75 percent of the total of all board and committee meetings he or she was entitled to attend during the 2015 year. It is our policy to encourage board members to attend each annual meeting of shareholders so that the board is adequately represented. As our annual meeting of shareholders is not held coincident with any board meeting so as not to distract from the business of the board, only two of the current members of our board of directors attended our annual shareholders’ meeting in 2015.

Independent members of our board may be contacted by letter directed to the named member in care of Allegiant Travel Company, Corporate Secretary, 1201 N. Town Center Drive, Las Vegas, Nevada 89144. The sealed envelope will be sent on to the addressee by our corporate secretary.
Board Leadership Structure

We believe our chief executive officer, Maurice Gallagher, Jr., is best suited to serve as chairman of the board, as he is our largest shareholder and he has led the development and implementation of our business strategy since he acquired a majority interest in the Company in 2001. As chairman and chief executive officer, Mr. Gallagher provides clear direction for both the operations of our Company and board deliberations, and as a result of his stock ownership position and his service without any base compensation, his interests are fully aligned with those of our shareholders. Combining the roles of chairman and chief executive officer also provides a clear leadership structure for the management team.

In January 2015, our board established the role of lead independent director. Our board decided to rotate the lead independent director among all of the independent board members as all of our outside directors have extensive relevant industry and executive experience. Gary Ellmer served as initial lead independent director through April 2016 when Charles Pollard assumed the role. It is expected that each lead independent director will serve for a one-year term until his or her successor assumes those responsibilities. The lead director’s responsibilities are to: (a) preside at and establish the agenda for executive sessions of the non-management directors and any other meetings of non-management directors; (b) communicate feedback to the chairman following executive sessions; (c) preside at all meetings where the chairman is not present or where the chairman could be perceived as having a conflict of interest; (d) consult with the chairman concerning board meeting agendas; (e) serve as liaison between the chairman and non-management directors as appropriate; (f) call meetings of the non-management directors, if appropriate; and (g) perform such other duties as may be delegated to him or her by the chairman, the full board or the independent directors.
The independent directors meet outside the presence of Mr. Gallagher on a quarterly basis. Further, it is important to note that all of our directors are elected annually, the board receives updates on our operating strategies from the chief executive officer and other members of senior management at each quarterly board meeting, and financial information is provided to directors on a monthly basis. The board believes all of the foregoing factors provide an appropriate balance between effective and efficient Company leadership and sufficient oversight by non-management directors.
Risk Oversight

While risk management is the primary responsibility of our management team, our board of directors is regularly involved in the oversight of the most material risks faced by us and monitors areas of risk as a routine board agenda item.  Of the six members on the board, five are independent directors, and each of these five has extensive experience in managing companies in the travel industry.  In particular, four of the independent directors have each served more than ten years in executive or finance positions with airlines.  The other independent director has served more than ten years in executive positions in the resort and casino industry. Bringing this exceptional depth of experience, the board is involved in all critical decisions regarding strategic direction, choice of aircraft, significant aircraft purchase transactions, finance transactions, application of cash to stock repurchases or payment of dividends, fuel hedging opportunities, any merger and acquisition opportunities, and any other material Company decisions outside of the ordinary course of our operations.

One area of risk oversight relates to our operations and the maintenance and safety of our aircraft.  In this regard, we have arranged for two of our independent directors to regularly meet with our operations and maintenance personnel and to report back to the board.  In addition, our senior operations personnel make a presentation to the board at each quarterly board meeting.  The airline experience of our board allows it to meaningfully participate in the oversight of this risk area.

Our board committees, which are comprised solely of independent directors, also participate in risk oversight.

The audit committee oversees risks related to our financial reporting and internal controls with quarterly meetings, including private sessions with our outside auditing firm, our internal audit personnel, and management responsible for financial accounting.  Audit committee approval is also required for any related party transactions.

Our board, and the compensation committee in particular, manages the risk inherent to our compensation programs.  Our board believes the risk associated with our compensation programs has been reduced to a large extent as management’s interests are aligned with those of our shareholders since the bonus plan is based on Company profitability, the value of option and stock appreciation right grants is based on stock price appreciation, and the vesting schedule associated with stock grants incentivize long-term growth rather than short-term risk taking.  In addition, the majority of executive compensation is paid through cash bonuses tied to our profitability and equity grants under which the value depends on the value of our stock.  Further, our shareholders have not suffered any dilution from equity grants as the number of shares repurchased by us under stock repurchase plans has exceeded the number of shares subject to equity grants.

Even when the oversight of a specific area of risk has been delegated to a committee, the full board may maintain oversight over such risks through regular reports from the committee to the full board.

Code of Ethics

We have adopted a Corporate Code of Conduct and Ethics (the "Code of Ethics") that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to other directors, officers and employees of ours. The Code of Ethics is posted on our website (www.allegiant.com) and is available in print free of charge to any shareholder who requests a copy. Interested parties may address a written request for a printed copy of the Code of Ethics to our outside counsel: Robert B. Goldberg, Ellis Funk, P.C., 3490 Piedmont Road, Suite 400, Atlanta, Georgia 30305. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website.

BOARD AUDIT COMMITTEE REPORT

The audit committee reports to our board of directors and is responsible for, among other things, considering the appointment and compensation of our independent auditors, reviewing their independence, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls, and discussing our financial statements and other financial information with management and the independent auditors. The audit committee acts under a written charter adopted and approved by our board of directors.  Our board of directors has determined that none of the members of the audit committee has a relationship with our Company that may interfere with the audit committee’s independence from our Company and management.

Management has primary responsibility for the financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit our financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows prepared in accordance with accounting principles generally accepted in the United States of America, and discuss with the audit committee any issues they believe should be raised.  Our independent auditors also issue an opinion as to the effectiveness of our internal control over financial reporting.

In connection with the preparation and filing of our annual report on Form 10-K for the year ended December 31, 2015:

(1)
The audit committee reviewed and discussed our audited financial statements with management. Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

(2)
The audit committee discussed with Ernst & Young, LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3)
The audit committee received the written disclosures and the letter from Ernst & Young, LLP required by the applicable requirement of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young, LLP the independence of that firm as our independent auditors. All audit and non-audit services provided by Ernst & Young, LLP were reviewed by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.

(4)
Based on the audit committee’s review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gary Ellmer	Linda A. Marvin	Charles W. Pollard	John Redmond

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE OFFICERS

Our executive officers and their respective ages as of May 2, 2016, are as follows:

Name	Age	Position
Maurice J. Gallagher, Jr.	66	Chief Executive Officer, President and Chairman of the Board
Scott Sheldon	38	Senior Vice President, Chief Financial Officer
Scott M. Allard	48	Senior Vice President, Chief Information Officer
Jude I. Bricker	42	Senior Vice President, Planning, Chief Operating Officer
Gregory C. Anderson	34	Vice President, Principal Accounting Officer

Maurice J. Gallagher, Jr. - as a director, biographical information on Mr. Gallagher is located above.

Scott Sheldon has served as our chief financial officer since 2010, having served as our principal accounting officer from 2007 until 2010. Prior to that, Mr. Sheldon served as our director of accounting from 2005 and as our accounting manager from 2004 until 2005. From 2001 until 2004, Mr. Sheldon worked in public accounting for the Perry-Smith, LLP regional public accounting firm in Sacramento, California.

Scott M. Allard was hired as our senior vice president, chief information officer in March 2011. Mr. Allard worked as an independent consultant from July 2009 until December 2010, primarily for TheLadders.com (an Internet job search board) and Register.com (an Internet registrar) before beginning a consulting role for us. Mr. Allard served as vice president, chief information officer, of Spirit Airlines from 2006 until 2009. Previously, he served as vice president, technology of Travelworm, an online travel company, from 2004 until 2006. Prior to that, he held positions as application product manager for American Express and director of development for Priceline.com.

Jude I. Bricker was appointed to serve as our chief operating officer in January 2016, has served as our senior vice president, planning since April 2012, as vice president, corporate finance from April 2010 until April 2012, and in other positions for us since he joined Allegiant in 2006. From 2004 until 2006, Mr. Bricker was employed by American Airlines. Mr. Bricker served in the U.S. Marines from 1996 to 2002.

Gregory C. Anderson was elected to serve as our principal accounting officer in January 2015. He has worked in our accounting department since January 2010 and has served as our director of accounting since December 2011. Prior to joining the Company, Mr. Anderson worked in corporate accounting for U.S. Airways from May 2009 until January 2010 and worked in public accounting for Ernst & Young prior to joining U.S. Airways. Mr. Anderson is a certified public accountant.
None of our executive officers is related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our executive officers should be read together with the compensation tables and related disclosures in this proxy statement.

Our compensation committee is responsible for establishing and implementing our compensation philosophy. Our compensation committee is appointed by our board of directors. Under the compensation committee charter, our compensation committee has the responsibility for determining compensation for our chief executive officer, for any other executive officer who serves on the board and for any of our other executive officers with a base salary of $200,000 or more. Our compensation committee also approves all equity grants under our long-term incentive plan.

Our named executive officers for 2015 were:

Maurice J. Gallagher, Jr.	Chairman, Chief Executive Officer
Scott Sheldon	Senior Vice President, Chief Financial Officer
Scott M. Allard	Senior Vice President, Chief Information Officer
Jude I. Bricker	Senior Vice President, Planning
Gregory C. Anderson	Vice President, Principal Accounting Officer

Executive Summary of 2015 Company Performance

We achieved record financial results in 2015 in revenues, margins, net income and earnings per share. We continued to grow our nationwide service by adding aircraft to our operating fleet and providing service on more routes to more cities and states. We continued to return money to shareholders as we implemented a quarterly cash dividend, increased the annual amount of dividends, and continued to repurchase shares under our stock repurchase program.

The following chart illustrates the continuing growth and profitability of our model over the past five years:

	For the Year Ended December 31,
	2015	2014	2013	2012	2011
Financial Data:
Total operating revenue (in thousands)	$1,262,188	$1,137,046	$996,150	$908,719	$779,117
Operating income (in thousands)	$371,702	$157,345	$154,737	$132,304	$85,444
Net income attributable to Allegiant Travel Company (in thousands)	$220,374	$86,689	$92,273	$78,597	$49,398
Diluted earnings per share to common shareholders	$12.94	$4.86	$4.82	$4.06	$2.57
Cash dividends declared per share	$2.75	$2.50	$2.25	$2.00	$—
Operating margin	29.4%	13.8%	15.5%	14.6%	11.0%
Routes & Aircraft (end of period):
Total cities	105	96	100	87	76
Total routes	296	233	226	195	171
Total aircraft in service	80	70	66	63	57

Compared to 2014, our operating income was up 136 percent in 2015, net income was up 154 percent, and fully diluted earnings per share was up 166 percent. Our total shareholder return for the year, as shown in the stock price performance section in our annual report, was 12.8 percent for 2015; this represents more than double the 5.7 percent return for the Nasdaq Composite Index. Over the three years ended December 31, 2015, our total shareholder return was 133.8 percent, again more than double the 65.8 percent return for the Nasdaq Composite Index.

We have the longest period of continuous profitable quarters in the domestic airline industry, 52 quarters through December 31, 2015. We have been named airline of the year a number of times based on financial performance by a leading industry publication (Aviation Week), including the best overall performance in the world during the five years 2009-2013, with an overall average score of 76.9 versus the second place total of 71.8 during this period. In the most recent year in which airlines were rated, 2014, our overall score was 78.4. This past year, 2015, we led all U.S. carriers with an operating profit margin of 29.4 percent.

Compensation Philosophy and Objectives

The primary objectives of the compensation committee of our board of directors with respect to executive compensation are to retain the current executive team, to attract additional talented people, to provide annual cash incentives upon achievement of measurable corporate performance objectives, and to assure executives' incentives are aligned with shareholder value creation. To achieve these objectives, the compensation committee maintains compensation plans that tie the cash bonus portion of executives' total compensation to our financial performance (specifically to our operating margin). Overall, the total compensation package is intended to create an executive compensation program: (i) providing for base compensation at below market levels, and (ii) rewarding our named executive officers for profitable performance and increased share value.

Our chief executive officer, Maurice J. Gallagher, Jr., has a substantial equity position. Historically, he has chosen to serve without a base salary and expects to continue to serve without a base salary into the future. In 2015, the compensation committee included Mr. Gallagher in the allocation of the cash bonus pool and also granted him stock-based awards to reward him for our company's industry-leading profit margins. We expect Mr. Gallagher will participate in future equity grants and the annual cash bonus each year at the discretion of the compensation committee from year to year, and the amounts granted to him will depend on our profitability in relation to our expectations and other relevant factors.

Although we do not benchmark total compensation or any material element of compensation against any other particular company or group of companies, we do consider executive compensation and operating margin levels at other airlines and on-line travel agencies in gauging the competitiveness of each element of the compensation package for our executive officers. In particular, in determining cash bonus allocations and equity grants, we compare our executive compensation against averages of other airlines and on-line travel agencies in base salary levels, cash bonus amounts, cash bonus as a percentage of base salary, value of equity awards, and total compensation in dollar amounts and in relation to the operating margin achieved by each company. As we are focused on low costs as a company, our philosophy is to provide for lower than industry prevailing rates of base compensation but with opportunity to benefit from profitable operations in the form of cash bonuses and from stock value increases through equity awards. The compensation philosophy employed has been implemented by us without use of any outside compensation consultants.

As our shareholders approved our executive pay policies at our 2014 shareholders meeting, we have not implemented any changes to our pay policies in response to the shareholder vote.

Senior management makes recommendations to the compensation committee with respect to the total amount of cash bonuses to be paid, the allocation of the cash bonus pool among officers and employee groups, and granting of stock-based awards to executive officers. The compensation committee typically asks Mr. Gallagher to participate in its deliberations concerning approval of cash bonuses payable and stock awards granted. The compensation committee members consider the recommendations from management, and also draw on the committee members' and the chief executive officer's substantial experience in managing companies, in approving bonus levels and stock-based awards.

We structure our executive compensation program to deliver the majority of remuneration through incentives that drive both operating results and long-term value. During 2015, the substantial majority of each executive officer’s pay was at risk as more than 80 percent of each executive’s pay was payable under the cash bonus plan or long-term stock incentives. The mix of components comprising 2015 compensation for the named executive officers in this proxy statement is illustrated below:

Name & Principal Position	Base Salary	Cash Bonus	Long-term Incentive	All Other Compensation
Maurice J. Gallagher, Jr., Chairman and Chief Executive Officer	—	82.4%	16.9%	0.7%
Scott Sheldon, Senior Vice President and Chief Financial Officer	13.4%	43.5%	41.1%	2.0%
Jude I. Bricker, Senior Vice President, Planning	13.3%	43.4%	41.1%	2.2%
Scott M. Allard, Senior Vice President, Chief Information Officer	15.6%	42.6%	39.9%	1.9%
Gregory C. Anderson, Vice President and Principal Accounting Officer	17.2%	40.8%	40.8%	1.2%

Compensation Components

Compensation is broken out into the following components:

Base Salary.  Mr. Gallagher does not receive a base salary. As no other executive officer has a base salary of $200,000 or more, the base salary levels of other officers do not require compensation committee approval. These base salary levels are a function of our low cost strategy. Our named executive officers receive below market guaranteed pay but can profit from cash bonuses and equity awards dependent on the profitability of the Company, aligning their interests with those of our shareholders.

Annual Discretionary Incentive Bonus Program.  We structure our annual bonus compensation program to reward named executive officers, other management employees (our vice presidents, director level employees and managers) and other employees for our successful performance, and each individual's contribution to that performance. Depending on our profitability, cash bonuses may constitute a significant portion of our employees' total compensation. No cash bonus is earned unless our operating income exceeds 5 percent of our revenue for the year and, in that event, the total cash bonus pool will not exceed 10 percent of operating income. The final annual bonus pool amount is determined by our compensation committee after consideration of management recommendations and after the completion of the audit of our financial statements. Consistent with its determinations in previous years, the compensation committee approved a total bonus pool equal to approximately 7.0 percent of our operating income in 2015. The allocation of the bonus pool among groups of eligible employees and, for executive officers and other key employees, the division of the incentive compensation between cash and equity grants, are approved by the compensation committee without regard to any objective, predetermined individual performance criteria. The compensation committee relies significantly on the recommendation of our chief executive officer with respect to the allocation of the bonus pool among our executive officers and other employee groups, and equity grants for our officers and managers.

For financial statement reporting purposes, the bonus is accrued throughout each year based on an estimated payment amount. Under our program, our named executive officers are eligible to share in the bonus pool in amounts determined subsequent to the end of each year. Compensation committee approval is required for bonuses payable to our chief executive officer and any other executive officers with an annual base salary of $200,000 or more (there are none at this time). Generally, payments under this cash bonus program are contingent upon continued employment through the actual date of payment.

The compensation committee considered our historic profitability in 2015 in determining the amount of the bonus pool and the bonuses payable to our chief executive officer and the allocation of bonuses among our other executives and employees. In light of our unprecedented profitability, the compensation committee approved an increase of the cash bonus pool from approximately $14.4 million in 2014 to $25.5 million in 2015, a 77 percent increase compared to a 136 percent increase in operating income. In our service-based business, each employee's efforts contribute to our profitability. As such, all of our employees participate in the cash bonus pool other than our pilots whose pay is based on pay bands dependent on our profitability. The cash bonus pool for 2015 included approximately $6.0 million in cash bonuses paid in December 2015 to all employees below vice president in recognition of our exceptional profitability and the contributions of all employee groups. The balance of the cash bonuses is paid in the first quarter each year. Cash bonuses for the entire company were increased by approximately 77 percent year over year and cash bonuses for our senior management group (vice presidents and above) increased by approximately 79 percent year over year. Employees other than our named executive officers received approximately 81 percent of the total cash bonus pool for 2015.

The compensation committee recognized that our chief executive officer, who serves without base salary and whose cash bonus amounts in prior years have not exceeded cash bonus amounts paid to our other most senior executive officers, has been underpaid over the years. With these factors in mind and an exceptional performance in 2015, the compensation committee approved a $2,850,000 cash bonus for our chief executive officer in 2015. With this 2015 cash bonus, the average annual bonus paid to our chief executive officer over the last three years was approximately $1,100,000. Based on most recent publicly available disclosures within our general industry (the transportation sector), the median CEO base salary is approximately $575,000 and the median cash incentive is approximately $450,000 for total median cash compensation of $1,025,000. The average of the cash payments to our chief executive officer over the last three years is just above this total median cash compensation and is substantiated by our sustained and growing profitability over this period.

Although the cash base salaries combined with the bonuses of our other named executive officers exceed those of similar officers in other companies within our general industry grouping, our compensation committee believes this to be warranted in light of our record profitability in 2015 and our total shareholder return performance well in excess of the average of that measure for those other companies.

Long-Term Incentive Program.  We believe long-term performance is achieved through an equity ownership culture that encourages long-term performance by our executive officers. Our chief executive officer maintains a substantial equity stake in our company and is our largest shareholder. The compensation committee has decided to provide all of our executive officers with grants of stock-based awards to reward them for the successful operating results of our company, and to further incentivize them for future performance. In addition, each of our named executive officers more than satisfies our newly established minimum stock ownership guidelines, assuring alignment between our executive officers and shareholders.

The compensation committee considers stock-based awards as part of the discretionary incentive program to our executive officers each year at the time the cash bonus allocations are finalized, after the completion of the audit for the year. Strike prices for options and SARs are established based on the market value of our stock at the time of grant when the final compensation decisions are made for the year. This will typically occur in February or March following the end of each year. Other than this annual evaluation of stock-based grants, we would likely only consider additional stock-based grants coincident with a new hire or promotion of management personnel. In February 2016, we granted equity awards consisting of restricted stock to our named executive officers as part of their 2015 compensation package. As all of these equity awards provide for a three-year vesting period with vesting occurring at the end of each year, the compensation to the executive officers remains at risk subject to their continuing employment with us. In February 2015, equity grants were awarded to executive officers as part of their 2014 compensation package. These grants of stock options and stock appreciation rights have a five-year term to further encourage our officers to seek stock value appreciation over this relatively short period of time (in comparison to the ten-year terms of options and stock appreciation rights granted by many other companies). The five-year term of these equity awards also reduces the cost of these equity grants on our income statement.

In determining year-end 2015 incentive compensation for all executive officers, the compensation committee approved payment to our named executive officers (other than our chief executive officer) of approximately 50 percent in cash and 50 percent in the value of equity grants. Despite a higher cash bonus for our chief executive officer for the year, the compensation committee approved an equity grant for our chief executive officer in the same amount as for our other most senior executive officers.

As equity grants have been made to our executive officers each year, the vesting schedule serves as incentive to remain with the Company because employment must continue from year to year to achieve additional vesting for equity grants within the past three years. Our compensation committee believes this has been particularly effective with the significant stock price increases from year to year. Although the compensation committee has the authority to accelerate vesting of equity awards upon termination of employment or a change in control, our existing equity grant agreements do not provide for acceleration of vesting except in the event of death or disability, and our proposed 2016 Long-Term Incentive Plan will generally preclude vesting of performance-based awards beyond pro-rata or actual performance in the event of a change in control.

Our compensation committee determines the amount of equity grants in an attempt to provide meaningful incentives for the officers, but with consideration to the financial impact on our operating results. We have one of the lowest fixed cost compensation structures in our industry, less than 20 percent of total pay, on average, has been paid by way of base salary for the past three years. The compensation committee rewards our executives primarily with cash bonuses and equity awards which typically make up the remaining 80 percent - generally half in cash bonuses and half in equity awards. We have used this approach for many years. This approach has fostered a culture of performance, in the opinion of the compensation committee and the board, and aligns the interests of our executives with our shareholders as the amount of equity awards is tied to the amount of cash bonus which is based on our profitability.

Our variable compensation approach has been extremely successful over the years in providing our management with the appropriate incentive to maximize shareholder returns.  The philosophy provides sufficient cash compensation with a low base fixed cash compensation but also recognizes the appropriate incentive to the executive team to encourage outcomes favorable to shareholders.

The compensation committee also considers the impact each equity grant will have on the future earnings of our company and dilution of our shareholders. Since the adoption of our existing 2006 Long-Term Incentive Plan, we have issued an aggregate of approximately 1.8 million shares of stock related to either restricted stock grants or upon the exercise of options or stock-settled stock appreciation rights. During the same period, we have repurchased a total of approximately 5.5 million shares and have done so despite continuing growth of our network. As such, the equity grants have not been dilutive to our shareholders as the number of shares of stock repurchased by us has far exceeded the number of shares subject to equity grants under our long-term incentive plan. Further, the cash-settled stock appreciation rights do not dilute our shares, and the use of restricted stock grants minimizes the dilutive effect because fewer shares can be granted to achieve the grant value desired. Our compensation committee considers these factors in determining the type and amount of equity grants each year.

We do not restrict any individual executive’s ability to hedge the economic risk of stock ownership, but none of our officers currently has any significant portion of his shares pledged to any meaningful extent.

Risk Mitigation Policies. Our board has recently approved the following compensation risk mitigating policies:

1.
Minimum security ownership of management - to assure proper alignment of the interests of management and those of our shareholders, our board has established minimum stock ownership guidelines for our named executive officers in an amount equal to three times base salary for our chief executive officer and two times base salary for our other named executive officers.

2.
Clawback policy - in April 2016, our board adopted a Compensation Recoupment Policy that is applicable to our executive officers. The policy provides that the compensation committee may require a covered person who engages in detrimental conduct (e.g., fraud or willful misconduct) to reimburse us for all, or a portion of, any cash bonus, incentive payment, equity-based award or other similar compensation received by him or her during the 12 months preceding such detrimental conduct. In addition, if we need to restate our reported financial results to correct a material accounting error, the compensation committee may seek to recover or cancel the excess portion of incentive compensation paid (including through vesting of equity awards) during the 36-month period preceding the filing of the restatement that is deemed by us to be unearned.

3.
Long-Term Incentive Plan - our existing 2006 Long-Term Incentive Plan was adopted prior to our initial public offering and did not include various provisions which have since become fairly standard and recognized as serving the interests of public shareholders in general. In that regard, our proposed 2016 Long-Term Incentive Plan being submitted to our shareholders for approval, also includes the following risk mitigation provisions:

> Minimum vesting requirements - our proposed 2016 Long-Term Incentive Plan provides that equity grants must have a minimum one-year vesting requirement except that up to five percent of the shares available under the plan may be exempt from this requirement in the discretion of our board

> Repricing of options will be prohibited - although our prior plan did not prohibit repricing, we have never repriced any options or stock appreciation rights

> Option and stock appreciation right pricing - the exercise price for options or stock appreciation rights will not be less than the closing price of our stock on the date of grant. This is also consistent with our prior practice

> Granting of performance-based awards - the holder will be entitled to pro-rated vesting on a change in control or vesting based on actual performance to the date of change in control unless the award agreement provides otherwise. Our compensation committee will retain discretion as to acceleration of vesting of time-based awards on a change in control.

Special Cash Bonuses. Our board of directors declared special cash dividends at the end of 2013, 2014 and 2015, and instituted a regular quarterly dividend in first quarter 2015. With respect to the special dividends paid in January 2014 and January 2015, our compensation committee approved special bonuses to the holders of options and stock appreciation rights in the same per share amount. Our compensation committee discontinued this practice for the special dividend declared in December 2015 and paid in January 2016. Holders of unvested shares of restricted stock are entitled to receive any cash dividends, whether regular or special, declared on our stock.

Other Compensation.  Our officers participate in employee benefits generally available to our full-time employees. We have no current plans to make changes to the levels of benefits and perquisites provided for our named executive officers.

401(k) Plan.  We maintain a 401(k) retirement plan that qualifies as a defined contribution plan under Internal Revenue Code section 401(a) and includes a cash or deferred arrangement that qualifies under Code Section 401(k). The plan was established and is maintained for the exclusive benefit of our eligible employees and their beneficiaries. We make matching contributions for active participants equal to 100 percent of their permitted contributions, up to a maximum of 3 percent of the participant's annual salary plus 50 percent of their contributions between 3 percent and 5 percent of their annual salary. Eligible employees are immediately 100 percent vested in their individual contributions and “safe harbor” matching contributions.

Employee Stock Purchase Plan. The Allegiant Travel Company 2014 Employee Stock Purchase Plan or "ESPP" was adopted by our board of directors in April 2014 and approved by our shareholders in June 2014. The ESPP is intended to meet the requirements of an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code. The purpose of the ESPP is to provide eligible employees of our Company with the opportunity to acquire an equity interest in the Company through participation in a payroll deduction-based employee stock purchase plan that is tax qualified under Code Section 423. Under the ESPP, our employees have an opportunity to acquire our common stock at a specified discount (initially a 10 percent discount) from the fair market value as permitted by Code Section 423. The compensation committee views the implementation of the ESPP as a positive development for shareholders, as it more closely aligns the interests of our employees with the interests of our shareholders.

Compensation Risk. The compensation committee has determined that our compensation programs do not pose significant risk to our company as management’s interests are aligned with those of our shareholders. Except for those employee groups with whom we have reached a separate agreement on compensation, all employees are eligible to participate in the cash bonus program such that employees in any group or function are not included to the exclusion of employees in any other group or function. Further, the bonus pool depends on company-wide profitability such that rewards are based on the common goal of profitability. While the cash bonus program encourages short-term profitability, equity based grants to management employees under the long-term incentive plan encourage long-term success further reducing compensation risk.

Current Frequency of Shareholder Advisory Votes on the Compensation of Our Named Executive Officers.  Our board of directors has determined to include a shareholder advisory vote on the compensation of our named executive officers in our proxy materials every three years. In making this determination, our board considered the outcome of the “say on pay frequency” advisory vote at the 2011 shareholders’ meeting. Although a slight majority of the votes of our shareholders were cast at the 2011 annual meeting in favor of holding an annual, non-binding advisory vote on executive compensation, more than 46 percent of the votes cast on the non-binding advisory “say on pay frequency” proposal were voted in favor of holding the non-binding advisory “say on pay” vote every three years. Further, our board considered (i) the advantage of a longer term perspective that a triennial vote would bring, in light of the significant equity component of our compensation program with vesting over three years, the value of which is directly linked to share price performance; (ii) that a vote every three years provides a longer term compensation history and business performance track record against which to measure management's strategic long-term business decisions and more frequent votes may focus undue attention on the particular year being reported as opposed to the longer term focus we are seeking to achieve through our compensation policies; and (iii) the approval of our compensation program evidenced by the shareholders’ 2014 advisory “say on pay” vote on compensation.

As the last shareholder advisory vote on executive compensation was in 2014, the next shareholder advisory vote on the compensation of our named executive officers will occur at our 2017 annual meeting of shareholders. The next required say on pay frequency vote is also currently scheduled for our 2017 annual meeting of shareholders.

To present a longer-term view of executive compensation consistent with our decision to have a shareholder advisory vote every three years, the following table provides information regarding our financial performance and executive compensation for our chief executive officer over the preceding three-year period:

($ in thousands except per share amounts)	2015	2014	2013
Total Compensation of CEO (1)	$3,550	$1,078	$500
Operating Income	$371,702	$157,345	$154,737
Operating Margin	29.4%	13.8%	15.5%
Fully diluted earnings per share	$12.94	$4.86	$4.82
Stock Price at end of year	$167.83	$150.33	$105.44
Market Capitalization at end of year (2)	$2,820,030	$2,617,742	$1,955,306
Dollars Returned to Shareholders:
Cash Dividends (3)	$46,464	$43,703	$41,787
Stock Repurchases	$129,455	$139,105	$83,462
Total Shareholder Return (4)	13.5%	44.9%	46.7%

1.	Compensation shown is total compensation from Summary Compensation Table, including equity compensation valued as specified in the footnotes for such Table.

2.	Market capitalization equals total number of shares outstanding multiplied by the closing stock price on the last day of the year.

3.	Cash dividends for 2015, 2014, and 2013 include special dividends declared in the current year and paid in January of the following year.

4.	Increase in stock price over prior year end plus per share cash dividends declared during the year as a percentage of the per share price at the beginning of the year.

Compensation of Named Executive Officers and Other Information

The following table shows the cash compensation paid or to be paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2015, 2014 and 2013 to our named executive officers. The table does not include a column for change in pension value and non-qualified deferred compensation earnings as none of the named executive officers received any such compensation in the years disclosed.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)(3)	Option/SAR Awards (2)(4)	All Other Compensation (5)	Total
Maurice J. Gallagher, Jr.	2015	$—	$2,926,633	$600,071	$—	$23,782	$3,550,486
Chief Executive Officer	2014	—	547,061	299,970	210,253	20,934	1,078,218
	2013	—	—	249,974	250,046	—	500,020

Scott Sheldon	2015	195,000	633,805	600,071	—	29,621	1,458,497
Senior Vice President, Chief	2014	195,000	518,654	299,970	210,253	22,653	1,246,530
Financial Officer	2013	195,000	470,000	300,034	200,022	7,150	1,172,206

Jude I. Bricker	2015	195,000	633,803	600,071	—	32,121	1,460,995
Senior Vice President, Planning	2014	195,000	516,586	299,970	210,253	26,410	1,248,219
	2013	188,700	470,000	300,034	200,022	—	1,158,756

Scott M. Allard	2015	195,000	533,805	500,007	—	23,646	1,252,458
Senior Vice President, Chief	2014	195,000	469,348	299,970	210,253	23,979	1,198,550
Information Officer	2013	193,400	425,000	300,034	200,022	1,000	1,119,456

Gregory C. Anderson (6)	2015	147,500	350,000	350,145	—	10,649	858,294
Vice President and Principal
Accounting Officer

1.
Cash bonuses are reported in the year to which they relate, and are paid no later than the end of the first quarter of the following year. The bonus column for 2014 and 2015 also includes special cash bonuses, paid in January of each year, with respect to the number of outstanding cash-settled SARs and stock options held by each named executive officer. These special cash bonuses were equal to the same per share amount of special cash dividends declared.

2.	Equity grants constituting part of the incentive bonus plan are reported in this table in the year to which they relate.

3.
Represents the grant date fair value of restricted stock awards granted, as calculated in accordance with stock-based compensation accounting standards. The fair value of each of these awards is based on the closing share price of our stock on the grant date. Although the table above indicates the full grant date value of the awards in the year in which the compensation is considered, the restricted stock granted vests over a three-year period.

4.
Represents the grant date fair value of option and SAR awards granted, as calculated in accordance with stock-based compensation accounting standards. The fair value of these awards is determined under the Black-Scholes option pricing model. For the assumptions used for purposes of determining the value of the awards included in each year's compensation, please refer to Note 12 of our consolidated financial statements for the year ended December 31, 2015. Although the table above indicates the full grant date value of the awards in the year in which the compensation is considered, the options and SARs granted vest over a three-year period.

5.
All Other Compensation consists of our matching contributions under the 401(k) plan for all officers, and cash dividends paid on shares of unvested restricted stock. No amount is included in this column for the value of all perquisites and personal benefits, including flight benefits, as these benefits did not exceed $10,000 for any executive officer.

6.
Mr. Anderson was elected as our principal accounting officer in January 2015 and served as director of accounting prior to that. Compensation for years prior to 2015 is not shown for Mr. Anderson as he did not serve as an executive officer during that period.

Mr. Gallagher serves without base compensation as a result of his substantial equity interest.  In 2014 and 2015, Mr. Gallagher received an allocation under our annual cash bonus program as a reward for our profitability achievements, and he received equity grants in each year reported.

The base salaries for other named executive officers are reviewed and subject to change from year to year.

The compensation committee approves all base salary, bonus payments and other compensation payments to executive officers serving on our board of directors and to any other officers making $200,000 or more per year in base salary.

For 2015, each executive officer received a bonus under our annual discretionary incentive bonus program. No bonus is earned unless our operating income exceeds 5 percent of our revenue for the year and, in that event, the bonus pool will not exceed 10 percent of operating income.  The final bonus pool amount is determined by our compensation committee after review of the year-end financial statements and after consideration of management recommendations. Each executive officer’s allocation of the bonus pool is determined by the compensation committee without regard to any objective, predetermined individual performance criteria. The bonus allocation for any executive officer is not targeted at, or limited to, any particular percentage of base salary. In determining year-end 2015 incentive compensation for our executive officers other than our chief executive officer, the compensation committee approved payment of up to 50 percent in the value of equity grants and the balance in cash.

The bonus column also includes special cash bonuses paid to our named executive officers corresponding to the special cash dividend paid to shareholders in January 2014 and January 2015. Our compensation committee determined to pay as special cash bonuses, the same amount per share with respect to unexercised stock options and cash-settled stock appreciation rights held by our named executive officers and other employees.

In 2015 and 2014, other compensation included cash dividends paid on unvested restricted stock. No dividends were paid in 2013 as the dividends declared in 2013 were paid in January 2014. Other compensation also includes matching contributions under our 401(k) plan. The amount of matching contribution paid for each executive officer depends on his payroll deductions.

No executive officer’s salary or bonus is tied to any particular percentage of total compensation, but rather, bonus allocations are made based on our profitability and a subjective evaluation of each officer’s performance.

Grants of Plan-Based Awards in 2015

The following table describes grants of plan-based awards to our named executive officers during 2015:

Name	Grant Date	Stock awards (1): number of shares of stock (#)	SAR awards (2): number of securities underlying awards (#)	Exercise price of SAR awards($/sh)	Grant date fair value of stock awards ($)(3)
Maurice J. Gallagher, Jr.	2/25/15	1,653			299,970
	2/25/15		6,089	181.47	210,253
Scott Sheldon	2/25/15	1,653			299,970
	2/25/15		6,089	181.47	210,253
Jude I. Bricker	2/25/15	1,653			299,970
	2/25/15		6,089	181.47	210,253
Scott M. Allard	2/25/15	1,653			299,970
	2/25/15		6,089	181.47	210,253
Gregory C. Anderson	2/25/15	909			164,956
	2/25/15		3,349	181.47	115,641

1.	Grant of restricted stock on February 25, 2015 at a grant date fair value of $181.47 per share as part of 2014 compensation.

2.	Grant of SAR awards on February 25, 2015 at a grant date fair value of $34.53 per share as part of 2014 compensation.

3.
As determined as set forth in Note 12 to our consolidated financial statements. Although the table above indicates the full grant date value of the awards, the restricted stock and SARs awards granted vest over a three-year period.

Our compensation committee considers grants of restricted stock, stock options and SARs to our executive officers annually. The number of shares granted is not based on any particular percentage of the total compensation of the executive officer.

The restricted stock and SARs granted to our executive officers in 2015 are subject to a three-year vesting schedule to encourage continued employment by the executive officers and the SARs have a five year term to provide incentives to create stock price appreciation over that period.

The grants of restricted stock and SARs in February 2015 are considered part of the compensation of our executive officers for 2014. In February 2016, we granted to our executive officers shares of restricted stock as part of their 2015 compensation package. The value of these grants is reflected in the summary compensation table on page 23 as part of each executive officer’s 2015 compensation. The value of the equity grants in February 2015 and March 2014 is reflected in the summary compensation table on page 23 as part of each executive officer’s 2014 and 2013 compensation, respectively.

Outstanding Equity Awards at Year End

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2015:

Name	Shares underlying unexercised Options/SARs exercisable (#)	Shares underlying unexercised Options/SARs unexercisable (#)	Option/SAR exercise price ($)	Option/SAR expiration date	Shares of stock not vested (#)	Market value of shares of stock not vested ($)(1)
Maurice J. Gallagher, Jr.	8,271 (2)		42.22	3/25/2016
	8,430 (3)	4,215 (4)	85.24	3/8/2018
	3,246 (3)	6,491 (6)	108.59	3/6/2019
		6,089 (7)	181.47	2/25/2020
					1,038 (8)	174,208
					1,535 (9)	257,619
					1,653 (10)	277,423

Scott Sheldon		2,867 (5)	85.24	3/8/2018
		5,193 (6)	108.59	3/6/2019
		6,089 (7)	181.47	2/25/2020
					1,058 (8)	177,564
					1,842 (9)	309,143
					1,653 (10)	277,423

Jude I. Bricker		2,866 (5)	85.24	3/8/2018
		5,193 (6)	108.59	3/6/2019
		6,089 (7)	181.47	2/25/2020
					1,058 (8)	177,564
					1,842 (9)	309,143
					1,653 (10)	277,423

Scott M. Allard		2,868 (5)	85.24	3/8/2018
		5,193 (6)	108.59	3/6/2019
		6,089 (7)	181.47	2/25/2020
					1,058 (8)	177,564
					1,842 (9)	309,143
					1,653 (10)	277,423

Gregory C. Anderson		3,349 (7)	181.47	2/25/2020
					229 (8)	38,433
					307 (9)	51,524
					909 (10)	152,557

1.	Based on our closing stock price of $167.83 on December 31, 2015.

2.	These SARs vested over a three year period and were fully vested as of December 31, 2015.

3.	These options were vested as of December 31, 2015.

4.	These options vested on March 8, 2016.

5.	These SARs, which may only be settled in cash, vested on March 8, 2016.

6.	These options vest one-half on each of March 6, 2016 and 2017.

7.	These SARs, which may only be settled in cash, vest one-third on each of February 25, 2016, 2017, and 2018.

8.	Restricted stock which vested on March 8, 2016.

9.	Unvested restricted stock to vest one-half on each of March 6, 2016 and 2017.

10.	Unvested restricted stock to vest one-third on each of February 25, 2016, 2017, and 2018.

Option/SAR Exercises and Stock Vested Table

The following table summarizes the number of option/SARs awards exercised and stock awards vested by our named executive officers in 2015 and the value realized on option/SARs exercise or stock award vesting:

	Option/SAR Awards		Stock Awards
	Shares acquired on exercise (#)	Value realized on exercise ($)	Shares acquired on vesting (#)	Value realized on vesting ($)
Maurice J. Gallagher, Jr.			3,095	547,629 (3)
			1,038	193,224 (4)
			767	142,777 (5)
Scott Sheldon	2,866	321,709 (1)
	2,596	288,052 (2)
			1,857	328,578 (3)
			1,059	197,133 (4)
			921	171,444 (5)
Jude I. Bricker	2,866	321,709 (1)
	2,596	292,206 (2)
			1,547	273,726 (3)
			1,059	197,133 (4)
			921	171,444 (5)
			1,000	194,890 (6)
Scott M. Allard	2,865	373,138 (1)
	2,596	269,075 (2)
			1,857	328,578 (3)
			1,059	197,133 (4)
			921	171,444 (5)

Gregory C. Anderson			309	54,674 (3)
			228	42,442 (4)
			153	28,481 (5)

1.	Based on value of awards on date of SARs exercise (share price at date of exercise less exercise price).

2.	Based on value of awards on date of options exercise (share price at date of exercise less exercise price).

3.	Based on our closing stock price of $176.94 on February 8, 2015, the date of vesting.

4.	Based on our closing stock price of $186.15 on March 8, 2015, the date of vesting.

5.	Based on our closing stock price of $186.15 on March 6, 2015, the date of vesting.

6.	Based on our closing stock price of $194.89 on April 24, 2015, the date of vesting.

Employee Benefit Plans

Long-Term Incentive Plan

Our Long-Term Incentive Plan (the “2006 Plan”) was adopted by our board of directors and approved by the shareholders in 2006. All outstanding options under the predecessor Allegiant Air 2004 Share Option Plan have been transferred to our 2006 Plan, and no further stock-based awards will be made under that predecessor plan. The transferred options continue to be governed by their existing terms. Except as otherwise noted below, the transferred options have substantially the same terms as grants made under our 2006 Plan.

We have reserved 3,000,000 shares of our common stock for issuance under our 2006 Plan. Such share reserve consists of 500,000 shares that were carried over from our predecessor plan, including the shares subject to outstanding options thereunder. In addition, no participant in our 2006 Plan may be granted stock-based awards for more than 100,000 shares of our common stock per calendar year.

The individuals eligible to participate in our 2006 Plan include our officers and other employees, our non-employee board members and any consultants we engage.

Our 2006 Plan is administered by the compensation committee. This committee determines which eligible individuals are to receive stock-based awards, the time or times when such stock-based awards are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, and the terms and conditions of each award including, without limitation, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding, provided that no option term may exceed ten years measured from the date of grant.

Vesting of any option grant is contingent on continued service with us. Upon the cessation of an optionee’s service, any unvested options will terminate and will be forfeited. Any vested, but unexercised options (i) will terminate immediately if the optionee is terminated for misconduct, or (ii) if the cessation of service is other than for misconduct, will remain exercisable for such period of time as determined by the compensation committee at the time of grant and set forth in the documents evidencing the option. The compensation committee has the discretion, however, at any time while the option remains outstanding to (i) extend the period of time that the option may be exercisable following the cessation of an optionee’s service (but not beyond the term of the option) and (ii) permit the optionee to exercise following a cessation of service options that were not vested at the time of the cessation of service.

The exercise price for the shares of the common stock subject to option grants made under our 2006 Plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

The compensation committee has the authority to cancel outstanding options under our option plan, in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

In the event we are acquired by a merger, a sale by our shareholders of more than 50 percent of our outstanding voting stock or a sale of all or substantially all of our assets, each outstanding option under our option plan which will not be assumed by the successor corporation or otherwise continued in effect may accelerate in full to the extent provided in the applicable stock option agreement. However, the compensation committee has complete discretion to structure any or all of the options under the option plan so those options will (or may not) immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation or otherwise continued in effect. Alternatively, the compensation committee may condition such accelerated vesting upon the subsequent termination of the optionee’s service with us or the acquiring entity.

We intend that any compensation deemed paid by us in connection with the exercise of options or stock appreciation rights granted under our 2006 Plan for the disposition of the shares purchased or acquired under those options or stock appreciation rights will be regarded as “performance-based,” within the meaning of Section 162(m) of the Internal Revenue Code and that such compensation will not be subject to the annual $1 million limitation on the deductibility of compensation paid to covered executive officers which otherwise would be imposed pursuant to Section 162(m).

For accounting purposes, compensation expense related to equity based awards under the 2006 Plan is measured and recognized in accordance with stock-based compensation accounting standards.

The 2006 Plan has terminated as of March 31, 2016, but the terms remain applicable to all equity grants which remain outstanding.

Our board of directors has adopted the 2016 Long-Term Incentive Plan which remains subject to shareholder approval.

Potential Payments upon Termination of Employment and Change in Control

We do not have any existing agreement under which we would be obligated for payments to any named executive officer upon a resignation, termination of employment or change in control or under which vesting of equity grants is accelerated (other than as a result of death or disability).

Director Compensation

The members of our board of directors receive an annual retainer of $20,000 per year plus an additional $5,000 for each meeting attended and will also be reimbursed for their out-of-pocket expenses.

Any new director will receive an initial grant of 1,000 shares of restricted stock on the date such individual joins the board. The restricted stock will vest over a period of two years upon the director’s completion of each year of board service over the two-year period measured from the grant date.

In addition, on the date of each annual shareholders' meeting, each board member (other than executive officers) who is to continue to serve as a board member will automatically be granted 1,000 shares of restricted stock, provided such individual has served on our board for at least six months. The restricted shares subject to each annual automatic grant will vest upon the director’s completion of one year of board service measured from the grant date.

The following table illustrates the compensation earned or paid to our non-management directors during 2015:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total
Montie Brewer	$40,000	$178,020	$—	$218,020
Gary Ellmer	40,000	178,020	—	218,020
Linda A. Marvin	40,000	178,020	—	218,020
Charles W. Pollard	40,000	178,020	—	218,020
John Redmond	40,000	178,020	—	218,020

1.	Excludes expense reimbursements. We reimburse our directors for expenses incurred in attending board meetings.

2.
Represents the grant date fair value of restricted stock awards granted to each director in 2015 based on the closing stock price on the date of grant. All restricted stock granted to directors in 2015 will vest in 2016.

In 2015, no director received $10,000 or more in aggregate perquisites or other personal benefits, including the value of flight benefits. We do not provide tax gross-up payments to members of our board of directors.

Director Compensation Table - Outstanding Stock Awards

As of December 31, 2015, each non-employee director held the following number of shares of restricted stock that have not vested:

Name	Award Grant Date	Number of Shares not Vested	Grant Date Fair Value ($) (1)
Montie Brewer	6/18/2015	1,000	$178,020
Gary Ellmer	6/18/2015	1,000	178,020
Linda A. Marvin	6/18/2015	1,000	178,020
Charles W. Pollard	6/18/2015	1,000	178,020
John Redmond	6/18/2015	1,000	178,020

1.	Based on closing stock price on date of grant.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee. Director John Redmond serves on the compensation committee and owns an 11 percent interest in certain entities which have leased office space to us. See "Related Party Transactions."

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee is responsible for, among other things, reviewing and approving salary, bonus and other compensation for our executive officers, and setting the overall compensation principles that guide the committee’s decision-making.  The compensation committee has reviewed the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement and discussed it with management.  Based on the review and discussions with management, the compensation committee recommended to our board of directors that the CD&A be included in this proxy statement.

COMPENSATION COMMITTEE

Montie Brewer	Charles W. Pollard	John Redmond

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATED PARTY TRANSACTIONS

Since January 1, 2015, we have been a party to the following transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5 percent of our capital stock or any member of their immediate families had a direct or indirect material interest.

During 2015, we made payments totaling $2.9 million to entities owned or controlled by Mr. Gallagher (“Adapt”) for the building of corporate training content, with a current focus on our operating groups. The fundamental change offered by this effort is to move the majority of our operational training from traditional required classroom offerings based on stipulated time requirements to individualized on-line training based on mastery of the material. In comparison with the traditional approach, the training will be delivered in the same standardized version to all trainees. Once approved by the FAA, new hire team members will be able to complete their initial company required training away from the traditional classroom environment (which could require as many as 136 hours for new hire pilots) thereby substantially reducing our new hire training costs while improving the overall learning outcomes for these students.

The program requires upfront investment to create the high quality training content. But when completed, this approach to training focuses on concept mastery by each student, recognizing individuals learn at varying paces, through different styles. The adaptive teaching approach is designed to ensure the student fully understands each module before moving on to other subjects. The content will also facilitate recurrent training and contribute to cost savings in the same manner as initial training. We have been in regular communication with the FAA about our development of these training programs and we believe our efforts have been well received by the FAA. We have received preliminary approval from the FAA of our first completed course for our MD-80 pilot training and expect final approval for this course shortly. FAA approval for our mastery based training will deviate from their traditional practice of requiring certain minimum classroom times.

Other courses are in process, including our Airbus 319/320 course (which was delivered to us by Adapt for quality assurance in March 2016), inflight training, stations, dispatch and maintenance.

This innovative approach to training is delivered more efficiently on-line versus the traditional classroom approach and is designed to make training more effective via subject matter mastery. Ultimately, we believe we will have a more cost effective training program as well as better training throughout our organization which should contribute to a safer, better operation.

Given the substantial benefits expected from this innovative approach to training, our audit committee approved the engagement of Adapt after analyzing competitive proposals from other vendors. The arrangement is on a cost plus overhead allocation basis so the related party has not, and will not, realize any profit on the related party’s dealings with us. In October 2015, our board approved an additional commitment of $3.5 million for this project, which is currently expected to conclude in 2016.

The building where we previously maintained our headquarters was under a lease agreement with an entity owned by a limited liability company in which Maurice J. Gallagher, Jr. owns a 30 percent interest and John Redmond owns an 11 percent interest. Neither Mr. Gallagher nor Mr. Redmond ever had the right to direct or participate in the management of the limited liability company. The headquarters' lease was signed in 2007 and went into effect upon completion of the construction in 2008. The lease provided for a ten-year term and the right to terminate after seven years. The lease rate was set at the time of lease execution in 2007 and was determined by our audit committee at that time to have been an arms-length rental rate. All rent payments made to the landlord since 2008 were merely the fulfillment of contractual obligations established when the lease was signed. We exercised our option to terminate the lease for this building effective in May 2015. We sued the landlord in 2015 to determine the amount owed by us on lease termination and to confirm we had the ability to terminate the lease early. In connection with the termination of this lease, we accrued $1.3 million for unamortized expenses which was subsequently paid in January 2016, in settlement of litigation.

Our early termination of the lease and the lawsuit brought against the landlord substantiate that our interactions with this landlord were handled on an arms-length basis.
In 2008, we entered into a second lease agreement for office space used as our training facility which is located in a building adjacent to the location of our previous headquarters. The second building is owned by a separate limited liability company in which Messrs. Gallagher and Redmond also own a 30 percent and an 11 percent interest, respectively. As with the first building, neither Mr. Gallagher nor Mr. Redmond have, or ever had, the right to direct or participate in the management of the limited liability company. This office lease was signed in 2008 and has a ten-year term which continues until 2018. Additionally, as of January 2016, payments are no longer being made to a related party entity as the lender has taken possession of the property and exercised rights to have payments made directly to it.

During 2015, we paid approximately $1.2 million to the landlords under these two lease arrangements. With respect to their ownership interests in these entities, Messrs. Gallagher and Redmond have not received any distributions from these entities since 2012 nor do they expect any distributions in the future, as both entities have been through bankruptcy proceedings and rent for the second building is now being paid directly to the lender.
The disinterested members of our board and audit committee determined that the terms of these lease agreements were, when entered into, at least as favorable as we could have received from an unaffiliated third party.
During 2015, we made payments totaling approximately $2.5 million to GMS Racing, LLC, a company controlled by Mr. Gallagher, for the sponsorship of an auto race team featuring the Allegiant logo. GMS Racing, LLC competed in the NASCAR Camping World Truck Series and the ARCA Racing Series during this time. In determining whether to approve this sponsorship, our board considered the publicity value generated from the prominent display of the Allegiant name and logo on the GMS Racing vehicles through in-person attendance and television coverage, and the proximity of the race events to markets served by us. The company also believes there is a strong correlation between its customer base and profile and the profile of NASCAR fans. As a result, our audit committee concluded the publicity value more than exceeded the cost of the sponsorship. Despite the perceived value, the sponsorship has been discontinued and no future payments are anticipated in 2016 or after.
During 2015, Game Plane, LLC, a wholly owned subsidiary, paid approximately $0.4 million to Alpine Labs, LLC. Alpine Labs, LLC partnered with Game Plane, LLC to produce and distribute game shows filmed on our flights, as part of our promotional efforts. Mr. Gallagher owns a 25 percent interest in, and is on the managing board of, Alpine Labs, LLC. As a related party transaction, the transaction was approved by our audit committee as being on terms no less favorable to us than could be obtained from unaffiliated third parties. We have always prided ourselves on approaching our business differently. The idea of a game show filmed aboard our flights was intended to generate publicity and name recognition for our company, and interest from our passengers on those flights. We were able to produce these shows on a cost plus overhead basis as a result of our chief executive officer’s ownership interest in a production company and as such, the related party did not realize any profit on its dealings with us. We produced two seasons of the show, but no longer believe incremental value is being added by this innovative project. As such, we do not expect any further expenses related to this project in 2016 or after.

All future transactions, including loans, if any, between us and our officers, directors and principal shareholders and their affiliates and any transactions between us and any entity with which our officers, directors or five percent stockholders are affiliated, will be approved by our audit committee and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL NO. 2

APPROVAL OF ALLEGIANT TRAVEL COMPANY

2016 LONG-TERM INCENTIVE PLAN

We are requesting our shareholders approve the Allegiant Travel Company 2016 Long-Term Incentive Plan (the "2016 LTIP"). The 2016 LTIP was adopted by our board on April 26, 2016, subject to shareholder approval. The 2016 LTIP is intended to replace our 2006 Plan which has expired. Upon approval by our shareholders, the 2016 LTIP will be the only plan we maintain providing for the grant of options, stock appreciation rights or restricted stock to any executive, director or employee of the Company.

We have provided stock-based compensation to officers, employees, directors and consultants under our 2006 Long-Term Incentive Plan, which we refer to as the 2006 Plan. The 2006 Plan expired as of March 31, 2016 so no further awards may be granted under the 2006 Plan. As of May 9, 2016, there were 48,781 shares subject to outstanding option awards, 102,911 outstanding stock appreciation rights and 95,973 shares of unvested restricted stock awards under the 2006 Plan. The outstanding stock appreciation rights may only be settled in cash. As of May 9, 2016, the weighted average exercise price for the outstanding option awards was $86.65, with a weighted average term of 2.3 years, and the weighted average grant price of outstanding cash-settled stock appreciation rights was $149.12 with a weighted average term of 3.3 years. Although there can be no further grants under the 2006 Plan, the awards outstanding under the 2006 Plan will remain in effect in accordance with their terms.

The 2006 Plan provided for a maximum 3,000,000 shares to be issued under such plan. We did not use all of this authority over the ten-year life of the plan as there were still approximately 1.1 million remaining shares available for issuance when the 2006 Plan expired on March 31, 2016. The unused shares under the 2006 Plan will not be rolled over into the proposed 2016 LTIP. We are seeking shareholder approval for the 2016 LTIP Plan to issue up to 2,000,000 shares of our common stock, subject to a fungible formula as described below.

Our Board of Directors believes the 2006 Plan has contributed significantly to our success by enabling us to attract and retain the services of highly qualified officers, employees and directors. Because our success is largely dependent upon the interest and committed efforts of these individuals, we want to continue to provide stock-based incentive awards to recruit, motivate and retain these individuals. As a result, on April 26, 2016, our Board of Directors adopted, subject to shareholder approval, the Allegiant Travel Company 2016 Long-Term Incentive Plan, which we refer to as the 2016 LTIP.

The 2016 LTIP is intended to promote our long-term success and increase shareholder value by attracting, motivating and retaining officers, employees, directors and consultants. To achieve this purpose, the 2016 LTIP allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock awards, restricted stock units, other equity-based awards and dividend equivalents to eligible individuals. No awards have yet been granted under the 2016 LTIP. The 2016 LTIP will become effective on the date it is approved by our shareholders at the annual meeting.

We also intend the requested approval by our shareholders of the 2016 LTIP to constitute approval of the material terms of the plan relating to “performance awards,” including the performance criteria set forth in the summary below for the purpose of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code.

Some of the terms of the 2016 LTIP intended to protect and promote the interests of the Company’s shareholders are:

Limit on total shares available for future awards -The maximum number of new shares of common stock that would be available for awards under the 2016 LTIP is 2,000,000 shares and, as a result of the fungible ratio described below, a fewer number of shares will be available for issuance under the 2016 LTIP if we continue to use restricted stock. Further, none of the shares that remained available for future grants under the 2006 Plan would ever, in fact, be granted as that plan has now expired. Stock appreciation rights which may only be settled in cash will not count against this limit.

Fungible Ratio - The 2016 LTIP applies a fungible ratio such that a full-value award, such as a restricted stock grant or restricted stock unit grant, will be counted at 2 times its number for purposes of the plan limit. As a result, only a maximum of 1,000,000 shares of restricted stock may be issued under the 2016 LTIP. If a combination of restricted stock grants and stock options (or stock-settled stock appreciation rights) is used (as we did under the 2006 Plan), the maximum number would be between 1,000,000 and 2,000,000 shares.

Certain shares not available for future awards - Any shares used by a participant to pay the exercise price or required tax withholding for an award will not be available for future awards under the 2016 LTIP. The full number of stock-settled stock appreciation rights will be counted against the plan limit even if a fewer number of shares are delivered upon exercise.

No discounted options or stock appreciation rights - All stock options and stock appreciation rights must be granted with an exercise price or grant price of not less than the fair market value of the common stock on the grant date. As a result, the 2016 LTIP will prohibit discounted options or stock appreciation rights. Although not mandated by the terms of our 2006 Plan, this is consistent with our prior grant practice.

Prohibition on repricing - The 2016 LTIP prohibits the repricing of stock options and stock appreciation rights (and other actions that have the effect of repricing). Although not mandated by the terms of our 2006 Plan, we have never repriced any stock options or stock appreciation rights.

Plan administration - The Compensation Committee, comprised solely of non-employee directors, will administer the 2016 LTIP.

Vesting acceleration on a change in control - In the event of a change in control, the vesting of performance-based awards may not be accelerated except to the extent based on actual results through the date of change in control or on a pro rata basis to reflect the portion of the applicable performance period that has elapsed, unless the award agreement provides otherwise.

Minimum vesting period for awards - The 2016 LTIP provides that no awards will vest prior to one year after grant (or, in the case of those awards that vest upon the achievement of performance goals, a minimum performance period of one year) except that the Compensation Committee may provide for earlier vesting upon a participant’s termination of employment, death, disability or upon a change in control, subject to the above requirement for performance-based awards. The minimum vesting period need not apply for grants of up to five percent of the plan limit to the extent so designated by the Compensation Committee.

Clawback - The 2016 LTIP refers to our recently adopted executive compensation recoupment policy and provides that awards are subject to the application of that policy and other requirements of law.

Limit on individual grant - No award for more than 100,000 shares may be granted to any individual in any calendar year.

Limits on transferability of awards - The 2016 LTIP does not permit options or other awards to be transferred to third parties for value or other consideration.

Description of the 2016 LTIP

The principal features of the 2016 LTIP are summarized below. We encourage you to read the entire proposed 2016 LTIP, which is attached as Appendix A to this Proxy Statement, for a full statement of its legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the 2016 LTIP, the provisions of the 2016 LTIP will govern.

Administration

The Compensation Committee will have discretionary authority to operate, manage and administer the 2016 LTIP in accordance with its terms. The Compensation Committee will determine the officers, employees, directors, and consultants who will be granted awards under the 2016 LTIP, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Compensation Committee will be authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2016 LTIP. The Compensation Committee will interpret the 2016 LTIP and award agreements and will have authority to correct any defects, supply any omissions, and reconcile any inconsistencies in the 2016 LTIP or any award agreements. The Compensation Committee’s decisions and actions concerning the 2016 LTIP will be final and conclusive. Within the limitations of the 2016 LTIP and applicable law, the Compensation Committee may delegate its responsibilities under the 2016 LTIP to persons selected by it, and the Board of Directors will be permitted to exercise all of the Compensation Committee’s powers under the 2016 LTIP.

The Compensation Committee is comprised of at least two members of the Board of Directors, each of whom is selected by the Board of Directors, and will satisfy independence criteria established by the Board of Directors and additional regulatory requirements, including the listing standards of the Nasdaq Stock Exchange. Currently, the members of the Compensation Committee are Montie Brewer, Charles Pollard and John Redmond, each of whom is a non-employee director of the Company.

Shares Subject to the 2016 LTIP

A total of 2,000,000 shares of our common stock will be available for issuance under the 2016 LTIP. As indicated above, full-value awards such as restricted stock and restricted stock units will count as two shares each. The number of shares available under the 2016 LTIP is subject to adjustment for certain changes in our capital structure, as described below under “Adjustment Provisions.” The shares of common stock that may be issued under the 2016 LTIP will be authorized and unissued shares, shares held in treasury by the Company, shares purchased on the open market or by private purchase or any combination of the foregoing. Shares underlying awards that are forfeited, cancelled, expire unexercised or settled for cash would be available for future awards under the 2016 LTIP. Any shares used to pay the option price of an option or other purchase price of an award will not be available for future awards. If shares subject to an award are not delivered to a participant because the shares are withheld to pay the option price, purchase price or tax withholding obligations of the award, or a payment upon the exercise of a stock appreciation right is made in shares, the number of shares that are not delivered to the participant will not be available for future awards. On May 9, 2016, the closing price of our common stock on the Nasdaq Global Select Market was $152.28.

Participation

The Compensation Committee may grant awards under the 2016 LTIP to officers, employees, non-employees directors and consultants of ours. However, only employees of the Company or its subsidiaries will be eligible to receive “incentive stock options” under the 2016 LTIP.

Stock Options

A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2016 LTIP. Stock options granted under the 2016 LTIP will be either “incentive stock options,” which may be eligible for special tax treatment under the Internal Revenue Code, or “non-qualified stock options,” as determined by the Compensation Committee and stated in the option agreement. The number of shares covered by each option will be determined by the Compensation Committee. The exercise price of each option is set by the Compensation Committee but cannot be less than 100% of the fair market value of the common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more shareholder of the Company, 110% of that fair market value). The fair market value of our common stock generally means the closing price of the common stock on the Nasdaq Stock Exchange on the option grant date. The exercise price of any stock options granted under the 2016 LTIP may be paid by check, or, with the Compensation Committee’s approval, shares of our common stock already owned by the option holder, a cashless broker-assisted exercise that complies with law or any other legal method approved or accepted by the Compensation Committee in its discretion.

Options will become exercisable and expire at the times and on the terms established by the Compensation Committee. In no event may an option, whether or not an incentive stock option, be exercised later than the tenth anniversary of the grant date. Options generally terminate when the holder’s employment or service with us terminates. However, the Compensation Committee may determine in its discretion that an option may be exercised following the holder’s termination, whether or not the option is exercisable at the time of such termination. In no event may an option be exercised after the original term of the option as set forth in the award agreement. If a participant is terminated for misconduct (generally defined as fraud, embezzlement, dishonesty or unauthorized use of confidential information which materially affects the Company), any awards held by the participant may be forfeited as determined by the Compensation Committee.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted under the 2016 LTIP alone or contemporaneously with stock options granted under the plan. SARs are awards that, upon their exercise, give the holder a right to receive from us an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of our common stock on the exercise date over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of our common stock on the grant date of such SAR. Payment of the amount due upon the exercise of a cash-settled SAR or a SAR for which the participant elects to receive cash on exercise will be made in cash. Payment of the amount due upon exercise of a stock-settled SAR or a SAR for which the participant elects to receive stock on exercise will be made in shares having a fair market value, as of the date of the exercise, equal to such amount. SARs will become exercisable and expire at the times and on the terms established by the Compensation Committee. In no event may a stock appreciation right be exercised later than the tenth anniversary of the grant date. However, a SAR granted with an option will be exercisable and terminate when the related option is exercisable and terminates, and such related option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, such a SAR will not be exercisable to the extent that the related option is exercised. The number of shares covered by each SAR will be determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

Restricted stock awards are shares of our common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Until the applicable restrictions lapse (referred to as the period of restriction), shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date. When a restricted stock unit award vests upon expiration of the period of restriction, the participant is entitled to receive a share of our common stock. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service or satisfaction of performance goals or other conditions established by the Compensation Committee. Generally, an award of restricted stock or restricted stock units may not vest earlier than one year from the date of grant, except that the award may vest earlier in cases of death or disability, as the Compensation Committee shall determine, or on a change in control, as provided in the 2016 LTIP. A recipient of restricted stock will have the rights of a shareholder during the period of restriction, including the right to receive any dividends, unless the Compensation Committee provides otherwise in the grant. A recipient of restricted stock units will have the rights of a shareholder only as to shares that are actually issued to the participant upon expiration of the period of restriction, and not as to shares subject to the restricted stock units that are not actually issued to the participant. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the Compensation Committee. Upon termination of service, or failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested restricted stock units are forfeited unless the participant’s award agreement, or the Compensation Committee, provides otherwise.

Other Equity-Based Awards

The Compensation Committee may grant to participants other equity-based awards under the 2016 LTIP, which are valued in whole or in part by reference to, or otherwise based on, shares of our common stock. The form of any other equity-based awards will be determined by the Compensation Committee. The number of shares of our common stock related to an other equity-based award will be determined by the Compensation Committee. Other equity-based awards may be paid in shares of our common stock. The terms and conditions, including vesting conditions, of an other equity-based award will be established by the Compensation Committee when the award is made. The Compensation Committee will determine the effect of a termination of employment or service on a participant’s other equity-based awards.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to shares of our common stock subject to an award, such as restricted stock units, that have not actually been issued under that award. Dividend equivalents may be paid on a current or deferred basis, in cash or additional shares of our common stock and subject to such limitations and restrictions as the Compensation Committee may determine.

Performance Compensation Awards

Options, restricted stock awards, restricted stock units and other equity-based awards subject to performance conditions may, in the Compensation Committee’s discretion, be structured to qualify as performance-based compensation that is exempt from the deduction limitations of section 162(m) of the Internal Revenue Code, as described under “Certain Federal Income Tax Consequences” below (referred to in this summary as performance compensation awards). These performance compensation awards will be conditioned on the achievement by the Company, one or more operating divisions or subsidiaries, or any combination of the foregoing, of objectively determinable performance goals, based on one or more of the performance measures listed below, over a specified performance period: net income, total revenues, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, growth rates, operating income growth, return on assets, total shareholder return, share price, return on equity, operating earnings, cost per available seat mile, cost per available seat mile excluding fuel, diluted earnings per share, earnings per share growth, or similar financial measures, or a combination thereof as selected by the Compensation Committee, and quantifiable non-financial goals.

After the end of the performance period, the Compensation Committee will determine and certify in writing the extent to which the performance goals have been achieved and the amount of the performance compensation award to be paid to the participant. The Compensation Committee may, in its discretion, reduce or eliminate, but may not increase, the amount of a performance compensation award otherwise payable to a participant.

Transferability of Awards

Options, SARs, unvested restricted stock and other awards under the 2016 LTIP may not be sold or otherwise transferred except by will or the laws of descent and distribution or pursuant to a domestic relations order unless to certain permitted transferees authorized by the Compensation Committee in its discretion. The Compensation Committee may permit certain awards to be transferred for no consideration. Options and other awards under the 2016 LTIP may not be transferred to third parties for value or other consideration.

Change in Control

In the event a change in control of the Company (as defined in the 2016 LTIP) the Compensation Committee will have full authority to determine the effect, if any, of a change in control on the vesting, exercisability, settlement, payment or lapse of restrictions on an award subject to the limitations described above with respect to accelerated vesting of performance-based awards which cannot be accelerated except to the extent based on actual results or time lapsed prior to the change in control.

Adjustment Provisions

In the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other change to our capital structure, the maximum number of shares available under the plan, the number of outstanding awards and the exercise price and grant price of outstanding awards shall be equitably adjusted as determined by the Compensation Committee. In the discretion of the Compensation Committee, similar equitable adjustments may be made in the event of an extraordinary dividend, split-up, spin-off, combination, exchange of shares or similar corporate events.

Amendment and Termination

The Board of Directors may amend, alter, suspend or terminate the 2016 LTIP. However, no amendment, alteration, suspension or termination of the 2016 LTIP may materially impair the previously accrued rights of a participant under any previously granted award without the participant’s consent, except with respect to any amendment to comply with applicable law, tax rules, stock exchange rules or accounting rules. Additionally, no plan amendment may be made without the approval of the Company’s shareholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules.

Except in an adjustment described above under “Adjustment Provisions,” the 2016 LTIP prohibits the Company from: (i) amending the terms of any outstanding stock option or SAR to reduce its exercise price or grant price, (ii) canceling an outstanding stock option or SAR with an exercise price or grant price in excess of fair market value in exchange for cash, (iii) the granting of an option or SAR at a lower exercise price or grant price or the granting of a different type of award, or (iv) taking any other action as to an option or SAR that is considered a “repricing” under the rules of the Nasdaq Stock Exchange, or any other applicable securities exchange.

Duration of 2016 LTIP

If the 2016 LTIP is approved by our shareholders, the 2016 LTIP will become effective as of the date of the annual meeting and will continue in effect until all shares of our common stock available under the 2016 LTIP are delivered and all restrictions on those shares have lapsed, unless the 2016 LTIP is terminated earlier by the Board of Directors. No awards may be granted under the 2016 LTIP after June 30, 2026.

Non-United States Participants

The Compensation Committee may grant awards to, and establish modifications, amendments, procedures and sub-plans for, eligible individuals who reside outside the United States or are subject to non-United States legal or regulatory provisions, on terms and conditions different from those otherwise specified in the 2016 LTIP to foster and promote achievement of the plan’s purposes and comply with those non-United States legal or regulatory provisions.

Tax Withholding Obligations

The 2016 LTIP authorizes us to withhold all applicable taxes from any award or payment under the 2016 LTIP and to take other actions necessary or appropriate to satisfy those tax obligations. Subject to applicable law, a participant may elect to satisfy these tax obligations by electing to have the Company withhold shares otherwise deliverable under the award, based on the fair market value of those shares on the date withheld.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences under the Internal Revenue Code, as in effect on the date of this summary, applicable to the Company and plan participants in connection with awards under the 2016 LTIP. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation. If an award constitutes non-qualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes.
The grant of options under the 2016 LTIP will not result in taxable income to the recipient of the options or an income tax deduction for the Company. However, the transfer of our common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for the Company depending upon whether such option is a non-qualified stock option or an incentive stock option.
The exercise of a non-qualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been an employee of the Company at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for non-qualified stock options. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, subject to certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

The grant of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives (before applicable tax withholdings) and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and deductible by the Company.

A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of common stock subject to the award on the award date. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the Company’s taxable year in which that participant recognizes that ordinary income.

The grant of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for the Company. The amount of cash paid (before applicable tax withholdings) or the then-current fair market value of the common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by the Company.

The grant of an other equity-based award or dividend equivalent right generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of an other equity-based award or dividend equivalent right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards, described above. If an other equity-based award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Under section 162(m) of the Internal Revenue Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer, our chief financial officer or any one of our three highest paid executive officers other than the chief executive officer or chief financial officer, who are employed by us on the last day of our taxable year. However, certain “performance-based compensation” the material terms of which are disclosed to and approved by our shareholders is not subject to this deduction limitation. The 2016 LTIP has been structured with the intention that compensation resulting from stock options and SARs granted under the 2016 LTIP will be qualified performance-based compensation and, assuming the plan is approved by the shareholders, deductible without regard to the limitations otherwise imposed by section 162(m) of the Internal Revenue Code. The 2016 LTIP allows the Compensation Committee discretion to award restricted stock, restricted stock units and other equity-based awards in the form of performance compensation awards that are intended to be qualified performance-based compensation, as described under “Performance Compensation Awards” above.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2016 LTIP in connection with a “change in control” of us might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

New Plan Benefits

All of our employees and non-employee directors are theoretically eligible to receive grants under the 2016 LTIP if granted by the Compensation Committee, but our practice has been to grant awards only to managerial personnel. Although we had more than 3,000 employees as of March 31, 2016, there are currently approximately 85 employees and five non-employee directors holding outstanding equity awards under our prior 2006 Plan. No awards will be granted under the 2016 LTIP unless the plan is approved by our shareholders.

On the date of each annual shareholders' meeting, each board member (other than executive officers) who is to continue to serve as a board member will automatically be granted 1,000 shares of restricted stock under the 2016 LTIP, provided such individual has served on our board for at least six months. The restricted shares subject to each annual automatic grant will vest upon the director’s completion of one year of board service measured from the grant date. As such, we expect each of the following Board members to be granted 1,000 shares of restricted stock under the 2016 LTIP (if approved by our shareholders) as of June 30, 2016, the date of the annual shareholders’ meeting: Montie Brewer, Gary Ellmer, Linda Marvin, Charles Pollard and John Redmond for a total of 5,000 shares of restricted stock for these five directors. The value of the 5,000 shares of restricted stock issuable to all five non-employee directors as a group is $761,400 based on our closing stock price as of May 9, 2016.

Otherwise, it will be within the Compensation Committee’s discretion to determine which employees will receive awards under the 2016 LTIP and the types and amounts of those awards. As such, it is not possible at present to specify the benefits that would be received under the 2016 LTIP by our employees if the 2016 LTIP is approved by the shareholders. In addition, the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the 2016 LTIP had been in effect cannot be determined.

Vote Required

The Proposal will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition to the Proposal. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting.  As a result, abstentions and broker “non-votes” will not have any effect on the Proposal to adopt the 2016 LTIP.

Our board of directors unanimously recommends a vote FOR the approval of the Allegiant Travel Company 2016 Long-Term Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected KPMG LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2016. At the meeting, our shareholders will be asked to ratify the selection of KPMG LLP as our independent registered public accountants for 2016. Ernst & Young, LLP served as our independent registered public accounting firm in 2015 and prior years.

Although there is no requirement we submit the appointment of independent registered public accountants to shareholders for ratification or that the appointed auditors be terminated if the ratification fails, our audit committee will consider the appointment of other independent registered public accountants if the shareholders choose not to ratify the appointment of KPMG LLP and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if the appointment is ratified, however, the audit committee of our board of directors may, in its discretion, direct the appointment of different independent registered accountants during the year, if the audit committee determines such a change would be in our best interests.
Representatives of KPMG LLP are expected to be available in person during the annual meeting and while they do not plan to make a statement (although they will have the opportunity to do so), they will be available to respond to appropriate questions from shareholders. We do not expect any representative of Ernst & Young to be present at the shareholders’ meeting.
Our board of directors recommends you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accountants.

Changes in Certifying Accountant
As previously reported, following careful deliberation and a competitive process among the large accounting firms, on May 5, 2016,  on the recommendation of the audit committee, our board of directors dismissed Ernst & Young, LLP as our independent registered public accounting firm and engaged KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young had served as our independent registered public accounting firm since 2006.
The reports of Ernst & Young on our consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through May 5, 2016 there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission (the "SEC").
During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through May 5, 2016, the date of Ernst & Young’s dismissal, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure any of which that, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period.
We provided Ernst & Young with a copy of the disclosures we made on a Form 8-K filed with the SEC on May 10, 2016,  prior to the time the Form 8-K was filed. The Form 8-K reported the change in our independent registered public accounting firm and contained substantially the same disclosures as above. We requested Ernst & Young to furnish us a letter addressed to the SEC stating whether it agreed with the statements made in the Form 8-K, and if not, stating the respects in which it does not agree.   We received the requested letter from Ernst & Young agreeing with our statements concerning their work for us and a copy of that letter was filed as an exhibit to the Form 8-K.
During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through May 5,  2016, neither we nor anyone acting on our behalf consulted with KPMG LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees billed by Ernst & Young, LLP for the audit of our annual financial statements and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $737,000 for the year ended December 31, 2015 and $866,000 for the year ended December 31, 2014.

Audit-Related Fees

No fees were billed by Ernst & Young, LLP for assurance and related services that were reasonably related to the performance of the audit referred to above during 2015 or 2014.

Tax Fees

The aggregate fees rendered by Ernst & Young, LLP for tax compliance, tax advice or tax planning services were approximately $125,000 during 2015 and $63,000 during 2014.

All Other Fees

Ernst & Young, LLP did not provide any professional services during 2015 or 2014 other than those described under the caption “Audit Fees” and “Tax Fees” above.

All non-audit services require an engagement letter to be signed prior to commencing any services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee requires pre-approval from our audit committee of the non-audit services in advance of the engagement and the audit committee's responsibilities in this regard may not be delegated to management. No non-audit services were rendered that were not in compliance with this policy.

PROPOSAL NO. 4

SHAREHOLDER PROPOSAL TO PROHIBIT

ACCELERATED VESTING OF EXECUTIVE EQUITY AWARDS ON A CHANGE IN CONTROL

International Brotherhood of Teamsters General Fund (the “Teamsters”), 25 Louisiana Avenue, N.W., Washington, D.C. 20001 (record owner of 24 shares of our stock at the time the proposal was made) has advised us it plans to present the following proposal at our annual meeting. The proposal is included in this proxy statement pursuant to the rules of the SEC.

Stockholder Proposal

RESOLVED, the shareholders ask the board of directors of Allegiant Travel Company (“Company”) to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the Board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2016 annual meeting.

Supporting Statement of Proponent

Allegiant Travel Company allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payment may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive's performance.

According to last year's proxy statement, the Company paid former CEO Andrew C. Levy $8.5 million to repurchase his unvested stock and cancel his unexercised options rather than allowing the awards to vest immediately upon termination. We believe the Company should implement a policy on unvested equity that considers the actual performance achieved.

We are unpersuaded by the argument that executives somehow "deserve" to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a "pay for performance" philosophy worthy of the name.

We do believe that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

Required Vote

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

Allegiant Travel Company Response to Proposal 4 - Accelerated Vesting on Executive Equity Awards

OUR BOARD OF DIRECTORS WILL OPPOSE THE PROPOSAL IF IT IS INTRODUCED AT THE 2016 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Our board recommends that stockholders vote AGAINST this proposal.

First of all, in support of its proposal, the Teamsters cites the example of accelerated vesting of awards for Mr. Andrew Levy in 2014. Mr. Levy served as an executive officer from 2001 when we commenced our current business plan until September 2014.  Accelerated vesting was provided for in the employment agreement negotiated with Mr. Levy in February 2013.  We believe the acceleration of vesting of his stock awards was warranted under these circumstances due to Mr. Levy’s substantial contributions during more than 13 years in senior management of the Company and given the negotiated terms of his employment agreement.  Importantly, Mr. Levy was the only executive officer with whom we have an employment agreement and for whom accelerated vesting of equity grants is to be provided on a change of control or termination of employment (other than for death or disability).

Under our 2006 Long-Term Incentive Plan, our compensation committee has discretion to approve accelerated vesting on a change in control, but has not done so for any currently outstanding equity grant. However, under our proposed 2016 Long-Term Incentive Plan, in the event of a change in control, the vesting of performance-based awards may not be accelerated except to the extent based on actual results through the date of change in control or on a pro rata basis to reflect the portion of the applicable performance period that has elapsed, unless the award agreement provides otherwise.

We have reviewed the 2015 proxy statements of several airlines most similar to us and have found that each and every one of them provides for some acceleration of vesting on a change in control transaction (in each case, to some extent and under certain circumstances). In particular:

Spirit Airlines - Vesting of restricted stock and restricted stock units for each of Spirit’s named executive officers may accelerate on a change of control.

Alaska Air Group - Vesting of stock options, restricted stock units and the target number of performance stock units for each of Alaska’s named executive officers may accelerate on a change in control.

Hawaiian Airlines - Vesting of restricted stock awards and restricted stock units for each of Hawaiian’s named executive officers may accelerate on a change in control.

JetBlue Airways - Vesting of restricted stock units and performance share units for each of JetBlue’s named executive officers may accelerate on a change in control.

Southwest Airlines - Vesting of stock options will accelerate on a change in control.

As the above indicates, all of the airlines surveyed provide for varying degrees of acceleration of vesting of equity grants on a change in control. In this regard, we have already been a stellar example of avoiding the cost associated with the acceleration of vesting of equity awards as there are no such arrangements currently outstanding. Yet, the proposal would go even further and would preclude us from even considering accelerating vesting of future equity awards. Given the landscape in which similarly situated airlines with whom we may compete for executive talent routinely grant acceleration of vesting of equity awards on a change in control, the Teamsters’ stockholder proposal, if adopted, would put us at a significant disadvantage when seeking to retain our successful management team or in competing for other executive talent as we would be precluded from offering accelerated vesting of equity grants on a change in control.

The board believes that its ability to accelerate vesting of awards in these circumstances could be important to correctly align the interests of senior management with the interests of our stockholders in the context of a change in control.  If we were to pursue a change in control transaction in the future, uncertainty would likely result about the plans of new ownership and whether employees will forfeit their ability to realize value from unvested equity awards.  The risk of that loss creates an undesirable set of disincentives for the employees in connection with the consideration, negotiation and implementation of a transaction that would lead to a change in control.  Allowing our compensation committee to consider acceleration on a change in control could eliminate the disincentive and would contribute to the proper alignment of management with the interests of shareholders.

Further, equity plan participants who fear they will lose all or a portion of their awards would have less incentive to remain with the Company if a change in control is imminent.  The prospect of losing valued Company employees in connection with a change in control could reduce the value of the Company to an acquirer and could thus reduce the amount current shareholders would realize in the transaction.  By allowing the compensation committee to assure participants they will realize the full value of their equity awards on a change in control, we could maintain the proper alignment of the interests of equity plan participants and shareholders.

Adoption of pro-rata vesting would place the Company at a disadvantage in the competition for executive talent by eroding the value to participants of their equity compensation.  With pro-rata vesting, a portion of each equity award would be at risk of forfeiture in the event of a change in control.  Participants would thus face a risk of loss making each award less valuable.

In its statement, the Teamsters references research from James F. Reda & Associates “that over one-third of the largest 200 companies now pro rate, forfeit or only partially vest performance shares upon a change of control.” There are a few things wrong with this statement in support of the Teamsters’ shareholder proposal. First of all, we are not among the largest 200 companies nor are any of the airlines referenced above. We are not competing with the largest 200 companies for executive talent. Second, the statement references “performance shares.” We have not in our history granted performance shares and we have no present intention to do so. Third, the Teamsters’ shareholder proposal would apply much more broadly than to performance units - it would apply to all equity grants, much different than the statistic cited by the Teamsters in support of its proposal.

The Teamsters ignores other statements in the same James F. Reda & Associates report (2012 Study of Executive Termination Provisions Among Top 200 Public Companies) which are highly supportive of the Company’s position:

“Accelerated vesting of long-term incentives is nearly universal if the executive is terminated due to a CIC” [change in control].

“Over ninety percent of companies allow unvested equity to accelerate upon terminations related to a CIC.”

We believe the acceleration of vesting upon a change in control is standard practice among public companies generally and in particular within our industry.  Examples of accelerated vesting in public companies and our industry are ubiquitous.  Some of these require a double trigger (that is, a change in control coupled with a termination of employment).  Others do not.  Since we do not have any current agreements providing for accelerated vesting on a change in control, we cannot compare our arrangements with those of other companies.  However, we firmly believe our shareholders should reject this shareholder proposal as it unduly ties our hands when dealing with our current executives and with senior management prospects if our compensation committee believes that accelerated vesting should be considered at some time in the future.

As a result, our board does not believe the Teamsters' shareholder proposal is desirable.

Our Board of Directors Recommends You Vote “Against” Proposal 4.

SHAREHOLDER PROPOSALS

We currently expect to hold our 2017 annual meeting of shareholders in June and to mail proxy materials in May 2017. In that regard, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2017 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, Attention: Jude Bricker, Secretary, not later than January 16, 2017.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write us
c/o Robert B. Goldberg, Esq., Ellis Funk, P.C., Suite 400, 3490 Piedmont Road, NE, Atlanta, Georgia 30305, or call Mr. Goldberg at (404) 233-2800.  If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement.  If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  YOUR COOPERATION WILL BE APPRECIATED.  YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

BY ORDER OF THE BOARD OF DIRECTORS,

Jude I. Bricker,
Secretary

APPENDIX A

ALLEGIANT TRAVEL COMPANY
2016 LONG-TERM INCENTIVE PLAN

1.    PURPOSES OF THE PLAN: The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

2.    DEFINITIONS AND RULES OF CONSTRUCTION:

(a)Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

"Award" means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

"Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant or alternatively, may be signed by electronic signature or other electronic indication of acceptance.

"Board" means the Board of Directors of the Company, as constituted from time to time.

"CEO" means the Chief Executive Officer of the Company.

"Change in Control" means: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets; or (iii) any transaction as a result of which any person (other than anyone who was a five percent or more stockholder of the Company on the Effective Date) is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of clause (iii), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude: (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and for which payment or settlement of the Award will accelerate upon a Change in Control, no event set forth in an agreement applicable to a Participant or clauses (i), (ii) or (iii) will constitute a Change in Control for purposes of the Plan and any Award Document unless such event also constitutes a "Change in Ownership", "Change in Effective Control" or "Change in the ownership of a substantial portion of the Company's assets" as defined under Section 409A of the Code and the regulations and guidance promulgated thereunder.

"Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

"Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act; provided, however, that the Board may perform any duties delegated to the Committee and in such instances, any reference to the Committee shall be construed to include actions by the Board.

"Common Stock" means the common stock of the Company, par value $0.001 per share, or such other class of share or other securities as may be applicable under Section 12(b) of the Plan.

"Company" means Allegiant Travel Company, a Nevada corporation, or any successor to all or substantially all of its business that adopts the Plan.

"Effective Date" means the date on which the Plan is approved by the stockholders of the Company.

"Eligible Individuals" means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"Fair Market Value" means the market value of a share of Common Stock on a particular date determined as follows. In the event the Company's Common Stock is listed on an established stock exchange, Fair Market Value shall be deemed to be the closing price of the Company's Common Stock on such stock exchange on such date or, if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, the Fair Market Value shall be determined at such price for the next preceding day upon which a sale shall have occurred; provided, however, that for purposes of determining the amount of cash payable or stock issuable upon the exercise of a Stock Appreciation Right, Fair Market Value shall be the highest reported trading price on such day. In the event the Company's Common Stock is not listed upon an established system, but is quoted on the over-the-counter bulletin board or similar trading market (“OTC”), the Fair Market Value shall be deemed to be the closing sale price (if reported) or otherwise, the mean between the closing dealer "bid" and "asked" prices for the Company's Common Stock as quoted on the OTC for such date, and if no closing sale price or "bid" and "asked" prices are quoted for that day, the Fair Market Value shall be determined by reference to such prices on the next preceding day on which such prices are quoted. In the event the Company's Common Stock is neither listed on an established stock exchange nor quoted on the OTC, the Fair Market Value on such date shall be determined by the Committee in its good faith discretion.

"Incentive Stock Option" means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Subsidiary) to discharge or dismiss any Participant or other person in the service of the Company (or any Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute Misconduct.

"Nonqualified Stock Option" means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

"Option" means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

"Other Award" means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 10 of the Plan.

"Parent" means any corporation which at the time qualifies as a parent of the Company under the definition of "parent corporation" contained in Section 424(e) of the Code.

"Participant" means an Eligible Individual who has been granted an Award under the Plan.

“Performance Award” means any award granted pursuant to Section 6(i) of the Plan in the form of Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares or other awards of property, including cash, that have a performance feature described in Section 6(i) of the Plan.

"Performance Period" means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

"Performance Target" means the targets established by the Committee and set forth in the applicable Award Document.

"Plan" means the Allegiant Travel Company 2016 Long-Term Incentive Plan, as may be amended from time to time.

"Plan Limit" means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

"Restricted Stock" means stock granted or sold to a Participant pursuant to Section 8 of the Plan.

"Restricted Stock Unit" means a right to receive a Share (or cash, if applicable) in the future, granted pursuant to Section 8 of the Plan.

"Shares" means shares of Common Stock.

"Stock Appreciation Right" means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

"Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by Section 424(f) of the Code.

“Time-Based Award” means any Award granted pursuant to the Plan which is not a Performance Award.

(b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.    ADMINISTRATION:

(a)    Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to: (i) select the Participants from the Eligible Individuals; (ii) grant Awards in accordance with the Plan; (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant's termination of employment with the Company or any of its Subsidiaries or a Change in Control of the Company; (v) subject to Section 15, amend the terms and conditions of an Award after the granting thereof; (vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vii) construe and interpret any Award Document delivered under the Plan; (viii) make factual determinations in connection with the administration or interpretation of the Plan; (ix) prescribe, amend and rescind administrative regulations, rules and procedures relating to the Plan; (x) employ such legal counsel (who may be counsel to the Company), independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; (xi) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions or to procure favorable tax treatment for Participants; and (xii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)    Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)    Determinations of Committee Final and Binding. All determinations by the Committee or its delegate in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

(d)    Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that the Committee may not: (i) delegate its authority pursuant to Section 15 to amend the Plan or (ii) delegate to any executive officer of the Company, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company. Any such authority delegated or allocated by the Committee under this Section 3(d) shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

(e)    Liability of Committee. Subject to applicable laws, rules or regulations, (i) no member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person's fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company's officers or employees, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(f)    Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.    ELIGIBILITY:

(a)    Eligible Individuals. Awards may be granted to officers, employees, directors and consultants of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each such Participant. Under the Plan, references to "employment" or "employed" include Participants who are directors or consultants of the Company or its Subsidiaries.

(b)    Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.    SHARES SUBJECT TO THE PLAN:

(a)    Plan Limit. Subject to Section 12 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 2,000,000 (the “Plan Limit”). Such number excludes any awards outstanding prior to the Effective Date under any prior incentive plan. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. Each Share issued pursuant to an Award other than an Option or a Stock Appreciation Right shall count as two (2) Shares for purposes of the Plan Limit. Each Share which may be issued upon exercise of an Option shall count as one Share. Each Share to which a Stock Appreciation Right relates shall be counted as one Share to the extent such Stock Appreciation Right is or may be settled in stock.  Any Stock Appreciation Right which may only be settled in cash shall not be counted against the Plan Limit. For Awards which are not denominated in Shares, the Plan Limit shall be reduced by the number of Shares delivered upon settlement or payment of the Award.

(b) Share Replenishment. In addition to the Shares authorized by Section 5(a), Shares underlying Awards that are granted under the Plan, but which are subsequently forfeited, cancelled or expire for any reason without being exercised or settled shall again become available for issuance under the Plan. In addition, to the extent a Stock Appreciation Right which may be settled in cash or stock is exercised for cash, the Shares underlying such Stock Appreciation Right shall again become available for issuance under the Plan. The following Shares shall not become available for issuance under the Plan: (x) Shares tendered in payment of an Option or other Award, and (y) Shares withheld for taxes or in payment of the Exercise Price of an Award. Shares purchased by the Company using Option proceeds shall not be added to the Plan Limit. Upon the exercise of any Stock Appreciation Right for stock, the difference between the number of Stock Appreciation Rights exercised and the number of Shares delivered on the exercise of the Stock Appreciation Right shall not be added back to the Plan Limit.

(c)     Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 12(b) of the Plan, the maximum number of Shares that may be subject to Options and/or other Awards granted to any one Eligible Individual in any calendar year shall not exceed 100,000 Shares.

6.    AWARDS IN GENERAL:

(a)    Types of Awards. Awards under the Plan may consist of Options, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 10 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)    Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may, in its sole discretion, accelerate (i) the vesting or payment of any Time-Based Award, (ii) the lapse of restrictions on any Time-Based Award or (iii) the date on which any Time-Based Award first becomes exercisable subject, however, to the restrictions in Section 6(c). The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards or to accelerate Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary. An Award Document shall not be a precondition to the granting of an Award; provided, however, that (i) the Committee may, but need not, require as a condition to any Award’s effectiveness, that such Award Document be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted and such executed Award Document to be delivered to the Company, and (ii) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award.

(c)    Minimum Vesting. Except as otherwise provided herein, any Award shall have a minimum restriction period or performance period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Participant’s termination of employment or service by reason of death or disability, or a Change in Control. Notwithstanding any provision herein to the contrary, up to five percent (5%) of the Plan Limit (the “Excepted Shares”) shall not be subject to the minimum restriction period or performance period, as applicable, described in the preceding sentence, it being understood that the Committee may, in its discretion, and at the time an Award is granted, designate any Shares that are subject to such Award as Excepted Shares; provided, however, that, in no event shall the Committee designate any such Shares as Excepted Shares after the time such Award is granted.

(d)    Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations and subject to the limitation in Section 6(c), in connection with a Participant's termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time. Should a Participant’s service with the Company be terminated for Misconduct or should a Participant otherwise engage in Misconduct while holding one or more outstanding Awards under this Plan, then all Awards held by such a Participant shall, in the Committee’s discretion, terminate immediately and cease to be outstanding.

(e)    Repricing. Except in the event of capital adjustments under Section 12(b) hereof, unless the approval of stockholders of the Company is obtained, (i) Options and Stock Appreciation Rights issued under the Plan shall not be amended to lower their exercise price, (ii) Options and Stock Appreciation Rights issued under the Plan will not be exchanged for (or cancelled and replaced with) other Options or Stock Appreciation Rights with lower exercise prices, (iii) Options and Stock Appreciation Rights issued under the Plan with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property, and (iv) no other action shall be taken with respect to Options or Stock Appreciation Rights that would be treated as a repricing under the rules of the principal stock exchange or market system on which the Shares are listed.

(f)    Change in Control. The Committee shall have full authority to determine the effect, if any, of a Change in Control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or subject to the limitations described below with respect to Performance

Awards, determined at a subsequent time. Except as otherwise specified in an Award Document (or in a Participant's employment agreement), and subject to applicable laws, rules and regulations, the Board or the Committee shall in its sole discretion, at any time prior to, coincident with or after the time of a Change in Control, take such actions as it may consider appropriate to maintain the rights of a Participant in an Award granted under the Plan, including, without limitation: (i) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award may be exercised or settled in full on or before a date fixed by the Board or the Committee; (ii) making such other adjustments to the Awards then outstanding as the Board or the Committee deems appropriate to reflect such Change in Control; or (iii) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control; provided, however, that in the event of a Change in Control and unless the Award Document provides otherwise, the vesting of Performance Awards may not be accelerated except to the extent based on actual results through the date of the Change in Control or on a pro rata basis to reflect that portion of the applicable ongoing Performance Period that has elapsed as of the date of the Change in Control.

(g)    Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine.

(h)    Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 12(b) of the Plan.

(i)    Performance-Based Awards. The Committee may determine whether any Award under the Plan is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such Awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions or Subsidiaries or any combination of the above such as net income, total revenues, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, growth rates, operating income growth, return on assets, total shareholder return, share price, return on equity, operating earnings, cost per available seat mile, cost per available seat mile excluding fuel, diluted earnings per share, earnings per share growth, or similar financial measures, or a combination thereof as selected by the Committee, and quantifiable nonfinancial goals. The applicable Performance Targets will be established by the Committee prior to the commencement of the applicable Performance Period (or such later date permitted by Section 162(m) of the Code). Each Participant is assigned a target number of Shares (subject to the limitations set forth in Section 5(c)) payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. If a Participant's performance exceeds such Participant's Performance Targets, Awards may be greater than the target number, but may not exceed two hundred percent (200%) of such Participant's target number. The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the quantified results. In the event all members of the Committee are not "outside directors" as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as "performance-based compensation" will be made by a subcommittee appointed in accordance with Section 3(d) of the Plan consisting of two or more "outside directors" for purposes of Section 162(m) of the Code.

7.    TERMS AND CONDITIONS OF OPTIONS:

(a)    General. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option (or partially an Incentive Stock Option and partially a Nonqualified Stock Option), and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b)     Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

(c)     Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d)    Payment of Exercise Price. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery for cancellation of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

(e)    Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS AND RESTRICTED STOCK:

(a)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares in consideration of the Participant's employment with the Company or any of its Subsidiaries. The Restricted Stock Units shall be paid in Shares, cash, or a combination of cash and Shares as provided in the Award Document, with a value equal to the Fair Market Value of the Shares at the time of payment.

(b)    Restricted Stock. An Award of Restricted Stock shall consist of one or more shares of Common Stock granted or sold to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

9.    STOCK APPRECIATION RIGHTS:

(a)    General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. At the sole discretion of the Committee, the Award Document may provide that payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or in a combination of cash and Shares, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.

(b)     Term. A Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Stock Appreciation Right, and the Committee may extend the term of a Stock Appreciation Right after the time of grant; provided, however, that the term of a Stock Appreciation Right may in no event extend beyond the tenth anniversary of the date of grant of such Stock Appreciation Right.

(c)    Methods of Exercise. In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document and all applicable laws, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

(d)    Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10.    OTHER AWARDS: The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

11.    CERTAIN RESTRICTIONS:

(a)    Transfers. Unless the Committee determines otherwise on or after the date of grant, no Award shall be transferable other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration (i) to a Participant's family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of the stock exchange that lists the Shares (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b)    Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 11(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

12.    RECAPITALIZATION OR REORGANIZATION:

(a)    Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number (the Plan Limit) and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, merger or consolidation and may be equitably adjusted in the sole discretion of the Committee in the event of an extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Shares. In each case in which an adjustment is made, the adjustment shall be to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events for which an adjustment is made, the number of outstanding Awards and the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

13.    TERM OF THE PLAN: Unless earlier terminated pursuant to Section 15 of the Plan, the Plan shall terminate on June 30, 2026, except with respect to Awards then outstanding. No Awards may be granted under the Plan after June 30, 2026.

14.    EFFECTIVE DATE: The Plan shall become effective on the Effective Date; provided, however, that if the Plan is not approved by the stockholders upon submission to them for approval, the Plan shall be void ab initio.

15.    AMENDMENT AND TERMINATION: Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Committee shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (b) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code).

16.    MISCELLANEOUS:

(a)    Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award or to vest in a Restricted Stock or Restricted Stock Unit grant to remit to the Company, prior to such payment or in connection with such vesting, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by such individual or to repurchase Shares that were issued to such individual to satisfy the statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)    No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c)    Forfeiture; Recoupment. Notwithstanding any provision in this Plan or any Award Document to the contrary, Awards will be subject, to the extent applicable, to: (a) the terms and conditions of the Company’s executive compensation recoupment policy (as previously adopted, and as may be amended and restated from time to time); and (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd Frank Act”), the Sarbanes-Oxley Act of 2002, as amended, and rules, regulations and binding, published guidance thereunder, and any similar legislation that may be enacted subsequent to the date hereof (including any rules, regulations and binding, published guidance thereunder). Without limiting the generality of the foregoing, the Company may, in its sole discretion, implement any recoupment policies or make any changes to the Company’s existing recoupment policies as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Act).

(d)    Securities Law Restrictions. An Award may not be exercised or settled and no Shares may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)    Section 162(m) of the Code. The Plan is intended to comply in all respects with Section 162(m) of the Code.

(f)    Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(g)    Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(h)    Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

(i)    Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(j)    Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(k)    Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(l)    Section 409A of the Code. If any provision of the Plan or an Award Document contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder. With respect to any Award that provides for a deferral of compensation for purposes of Section 409A of the Code and that is payable under its terms on a Participant’s termination of employment (including a Participant’s termination of employment on account of retirement, if applicable), notwithstanding any provision herein or in the Participant’s Award Agreement to the contrary, if at the time of payment under such an Award, the Participant is a “specified employee” (as defined below), no such payment shall occur prior to the earlier of (A) the expiration of the six (6) month period measured from the date of the Participant’s separation from service, or (B) the date of the Participant’s death. Upon the expiration of the six (6) month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 16(l) shall be paid and any amounts that remain to be paid under the Award shall be paid in accordance with the terms hereof and of the Award Document. The term “specified employee” shall have the same meaning as assigned to that term under Section 409A(a)(2)(B)(i) of the Code and whether a Participant is a specified employee shall be determined in accordance with written guidelines adopted by the Company for such purposes.

(m)    Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada (other than its conflict of law rules).

AS APPROVED BY THE BOARD OF DIRECTORS OF ALLEGIANT TRAVEL COMPANY ON APRIL 26, 2016.

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ALLEGIANT TRAVEL COMPANY
1201 N. TOWN CENTER DR.
LAS VEGAS, NV 89144

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1. Election of Directors

Nominees	For	Against	Abstain
1A Montie Brewer	☐	☐	☐
1B Gary Ellmer	☐	☐	☐
1C Maurice J. Gallagher Jr	☐	☐	☐
1D Linda A. Marvin	☐	☐	☐
1E Charles Pollard	☐	☐	☐
1F John Redmond	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Approval of the Allegiant Travel Company 2016 Long-Term Incentive Plan	☐	☐	☐
3 Ratification of KPMG LLP as independent registered public accountants	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

The Board of Directors recommends you vote AGAINST the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

ALLEGIANT TRAVEL COMPANY
2016 Annual Shareholders' Meeting
June 30, 2016 9:00 AM (local time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Scott Sheldon and Jude I. Bricker, or either of them, as proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on May 2, 2016, at the Annual Meeting of the Shareholders to be held on June 30, 2016 at 9:00 a.m. (local time) at the Company's headquarters at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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